Exhibit 99.14

Estimates

Fiscal Year Ending March 31, 2018

Presented to the Legislative Assembly September 11, 2017

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of
Finance.
Estimates of revenue and expenditure. ISSN
0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2.Budget — British
Columbia —
Periodicals. I. British Columbia. Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev. Mar. 1987

Available to the General Public from:

CROWN PUBLICATIONS INC.

521 Fort Street

Victoria, B.C.

V8W 1E7

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act and the timing of their presentation is outlined in section 6.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the Consolidated Revenue Fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2017/18. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and actual information for the 2016/17 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislature for both operating and financing transactions upon the enactment of a Supply Act.

The General Fund is the main operating fund within the CRF and includes a number of Special Accounts where the statutory authority for expenditures is derived from statutes other than a Supply Act.

The BC Prosperity Fund is a special fund whose general purpose is to set aside portions of government’s annual surplus as a long-term legacy intended to help eliminate taxpayer-supported debt of the government reporting entity over time; improve the cost of living for families; make investments in health care, education, transportation, and other priorities; and provide a permanent legacy endowment that provides future benefits to British Columbia. The BC Prosperity Fund will earn and retain investment earnings to be used for these purposes.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and statutory appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/.

The 2017/18 Estimates are comprised of three separate sections:

1.              Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated General Fund appropriations.

2.              Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the General Fund arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by core businesses and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.              Summary — summarizes total voted and statutory expense, capital, and other financing transactions.

2.              Summary by Core Business — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.              Vote and Statutory Appropriations Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.              Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.              Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.              Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2016/17 main Estimates to the restated 2016/17 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; a summary of financing transactions for capital expenditures; a summary of financing transactions for loans, investments and other requirements; a summary of financing transactions for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result, including segmented results for both the General Fund and the BC Prosperity Fund; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship Between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on by the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Summary by Core Business and the Group Account Classification Summary.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and reloaned to public bodies.

The expense disclosure in the Summary by Core Business only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. $1,000 placeholders are used when a reasonable estimate is not available. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedule C

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on by the Legislative Assembly and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the General Fund of the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities and remits it to them. The total estimated disbursements set out in Schedule E are included in the Supply Act. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated General Fund Appropriations

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.              Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2017/18 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board of the Chartered Professional Accountants of Canada, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2016/17 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/ocg/pa/16_17/pa16_17.htm.

2.              Reporting Entity — The government reporting entity includes organizations that meet the criteria of control by the province as established under GAAP. This includes the Consolidated Revenue Fund (CRF), service delivery agencies, government partnerships, and self-supported Crown corporations. Service delivery agencies include school districts, post-secondary institutions, health authorities and hospital societies, and taxpayer-supported Crown corporations and agencies.

3.              Consolidation — The 2017/18 Estimates fully consolidates the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2017/18 Estimates

For comparative purposes, the 2016/17 Estimates and Actual amounts have been restated to be consistent with the 2017/18 Estimates presentation as follows:

1.         Presentation of the General Fund Appropriations

Schedule A presents a detailed reconciliation of the restatement of the General Fund operating expenses and capital expenditures. These restatements reflect the government reorganizations since the 2016/17 Estimates were presented to the Legislative Assembly on February 16, 2016; incorporate a number of inter-ministry transfers and/or changes; and adjust total expense for presentation changes.

ESTIMATES, 17/18

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates [2]	Actual		Estimates
2016/17	2016/17		2017/18
		Financial Assets[3]
2,339,000	4,232,000	Cash and temporary investments	2,994,000
4,840,000	4,240,000	Receivables and inventories for resale	5,444,000
4,568,000	6,020,000	Loans and other investments	5,123,000
1,069,000	1,087,000	Sinking Funds	1,107,000
8,213,000	7,511,000	Equity in self-supported Crown corporations	8,338,000
23,414,000	23,848,000	Financed assets of self-supported Crown corporations [4]	20,819,000
44,443,000	46,938,000	Total Financial Assets	43,825,000

		Liabilities
9,638,000	8,937,000	Accounts payable and accrued liabilities	9,633,000
8,945,000	9,661,000	Deferred revenue	10,046,000
18,583,000	18,598,000		19,679,000
		Debt [5]
67,340,000	65,883,000	Total provincial debt	66,477,000
1,069,000	1,087,000	Add: Debt offset by sinking funds	1,107,000
(714,000)	(835,000)	Less: Guarantees and non-guaranteed debt	(819,000)
67,695,000	66,135,000	Financial statement debt before forecast allowance	66,765,000
350,000	—	Forecast allowance	300,000
68,045,000	66,135,000	Total Debt	67,065,000
86,628,000	84,733,000	Total Liabilities	86,744,000
(42,185,000)	(37,795,000)	Net Liabilities	(42,919,000)

		Non-Financial Assets[3]
42,500,000	41,303,000	Investment in capital assets (net) [6]	46,923,000
1,664,000	1,695,000	Restricted assets	1,750,000
1,581,000	1,187,000	Other assets	874,000
45,745,000	44,185,000	Total Non-Financial Assets	49,547,000
3,560,000	6,390,000	Accumulated Surplus (Deficit)	6,628,000

1     Figures have been rounded to the nearest million.

2   The 2016/17 Estimates amounts have been restated to be consistent with the 2017/18 Estimates presentation. See Significant Presentation Changes for details.

3   Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

4   Includes loans to Crown corporations for the purchase of capital assets.

5   Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of self-supported corporations under provincial government control. These amounts are disclosed separately for information purposes.

6   Investment in capital assets is reported net of amortization.

ESTIMATES, 17/18

ESTIMATED STATEMENT OF OPERATIONS 1

($000)

Estimates [2]	Actual [2]		Estimates
2016/17	2016/17		2017/18

48,066,000	51,459,000	Total Revenue	52,407,000
47,452,000	48,722,000	Total Expense	51,861,000
614,000	2,737,000	Surplus (Deficit) before forecast allowance	546,000
(350,000)	—	Forecast allowance	(300,000)
264,000	2,737,000	Surplus (Deficit)	246,000

3,406,000	3,417,000	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	6,154,000
3,670,000	6,154,000	Accumulated surplus (deficit) before comprehensive income	6,400,000
(110,000)	236,000	Accumulated comprehensive income of self-supported Crown corporations	228,000
3,560,000	6,390,000	Accumulated Surplus (Deficit), end of year	6,628,000

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates [2]	Actual [2]		Estimates
2016/17	2016/17		2017/18
(614,000)	(2,737,000)	(Surplus) Deficit before forecast allowance [3]	(546,000)
(2,256,000)	(2,638,000)	Adjustment for non-cash items [4]	664,000
293,000	(256,000)	Self-supported Crown corporation retained earnings for the year [5]	835,000
415,000	118,000	(Increase) decrease in deferred revenue	(385,000)
55,000	150,000	Increase (decrease) in restricted and other assets	(258,000)
(2,098,000)	579,000	Working capital changes (net)	(2,035,000)
(4,205,000)	(4,784,000)	Operating Requirement (Repayment)	(1,725,000)
222,000	(73,000)	Loans, investments and other requirements (Schedule D)	769,000
—	—	Liquidation of consolidated revenue fund investments	(361,000)
(609,000)	(493,000)	Increase (decrease) in debt sinking fund balances	20,000
(387,000)	(566,000)	Investing Requirement (Repayment)	428,000
4,251,000	3,659,000	Capital investment requirement of taxpayer-supported organizations (Schedule C)	4,956,000
1,798,000	1,774,000	Increase (decrease) in financed assets of self-supported Crown corporations	(3,029,000)
6,049,000	5,433,000	Financing Requirement	1,927,000

350,000	—	Forecast allowance	300,000

1,807,000	83,000	Net increase (decrease) in total debt	930,000
66,238,000	66,052,000	Total debt, beginning of year	66,135,000
68,045,000	66,135,000	Total Debt, end of year	67,065,000

1     Figures have been rounded to the nearest million.

2   The 2016/17 Estimates and Actual amounts have been restated to be consistent with the 2017/18 Estimates presentation. See Significant Presentation Changes for details.

3     For purposes of the debt reconciliation, a surplus is shown as a negative amount as it reduces government debt.

4     These adjustments include amortization of capital assets and valuation adjustments.

5     Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 17/18

ESTIMATED REVENUE BY SOURCE 1

($000)

Estimates	Actual		Estimates
2016/17	2016/17		2017/18
		Taxation Revenue
8,216,000	9,704,000	Personal income	9,053,000
2,791,000	3,003,000	Corporate income	4,303,000
6,296,000	6,606,000	Sales [2]	7,042,000
948,000	969,000	Fuel	975,000
1,234,000	1,220,000	Carbon	1,228,000
755,000	737,000	Tobacco	745,000
2,305,000	2,279,000	Property	2,384,000
1,239,000	2,026,000	Property transfer	1,875,000
520,000	549,000	Insurance premium	575,000
24,304,000	27,093,000	Total Taxation Revenue	28,180,000
		Natural Resource Revenue
128,000	152,000	Natural gas royalties	237,000
633,000	633,000	Crown land tenures	371,000
272,000	514,000	Other energy and minerals	448,000
812,000	913,000	Forests	890,000
502,000	499,000	Other natural resources	467,000
2,347,000	2,711,000	Total Natural Resource Revenue	2,413,000
		Other Revenue
2,549,000	2,558,000	Medical Services Plan premiums	2,248,000
3,446,000	3,655,000	Other fees and licences	3,814,000
1,200,000	1,242,000	Investment earnings	1,183,000
3,210,000	3,508,000	Miscellaneous [3]	3,238,000
10,405,000	10,963,000	Total Other Revenue	10,483,000
		Contributions from the Federal Government
6,471,000	6,495,000	Health and social transfers	6,672,000
1,537,000	1,672,000	Other federal government contributions [4]	1,700,000
8,008,000	8,167,000	Total Contributions from the Federal Government	8,372,000
		Self-supported Crown Corporations
692,000	684,000	British Columbia Hydro and Power Authority	698,000
983,000	1,083,000	Liquor Distribution Branch	1,095,000
1,233,000	1,329,000	British Columbia Lottery Corporation	1,301,000
95,000	(612,000)	Insurance Corporation of British Columbia	(225,000)
(102,000)	(81,000)	Transportation Investment Corporation [5]	(31,000)
101,000	122,000	Other [6]	121,000
3,002,000	2,525,000	Net Earnings of Self-supported Crown Corporations	2,959,000

48,066,000	51,459,000	Total Revenue	52,407,000

1     Figures have been rounded to the nearest million.

2     Includes provincial sales tax, tax on designated property, HST/PST housing transition tax, and harmonized sales tax related to prior years.

3     Includes reimbursements for health care and other services provided to external agencies and other recoveries.

4     Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

5     Due to the cancelation of tolls on the Port Mann bridge, Transportation Investment Corporation has been reclassified from commercial Crown corporation to a taxpayer-supported agency effective September 1, 2017.

6     Includes Columbia Power Corporation, BC Railway Company, Columbia Basin Trust’s power projects, and other agencies’ self-supported subsidiaries.

                                                                                                  ESTIMATES, 17/18

ESTIMATED EXPENSE BY FUNCTION 1

($000)

Estimates 2016/17	Actual 2016/17		Estimates 2017/18

		Health
4,476,000	4,573,000	Medical Services Plan	4,768,000
1,216,000	1,284,000	Pharmacare	1,347,000
13,194,000	13,079,000	Regional services	13,831,000
752,000	753,000	Other healthcare expenses	801,000
19,638,000	19,689,000	Total Health	20,747,000
		Education
6,350,000	6,422,000	Elementary and secondary	6,935,000
5,665,000	5,672,000	Post-secondary	6,094,000
461,000	374,000	Other education expenses	347,000
12,476,000	12,468,000	Total Education	13,376,000
		Social Services
1,689,000	1,692,000	Social assistance	1,985,000
1,372,000	1,358,000	Child welfare	1,485,000
250,000	244,000	Low income tax credit transfers	250,000
957,000	949,000	Community living and other services	1,025,000
4,268,000	4,243,000	Total Social Services	4,745,000

1,468,000	1,655,000	Protection of persons and property	1,830,000
1,846,000	1,784,000	Transportation	2,068,000
2,018,000	2,504,000	Natural resources and economic development	2,720,000
1,343,000	2,260,000	Other	1,635,000
450,000	—	Contingencies	600,000
1,310,000	1,532,000	General government	1,465,000
2,635,000	2,587,000	Debt servicing	2,675,000
47,452,000	48,722,000	Total Expense	51,861,000

1 Figures have been rounded to the nearest million.

ESTIMATES, 17/18

ESTIMATED EXPENSE BY ORGANIZATION 1

($000)

Estimates [2] 2016/17	Actual [2] 2016/17		Estimates 2017/18

69,565	64,469	Legislative Assembly	82,191
53,576	66,681	Officers of the Legislature	90,476
8,998	9,570	Office of the Premier	11,011
2,050,277	2,054,417	Ministry of Advanced Education, Skills and Training	2,153,707
81,383	87,251	Ministry of Agriculture	85,159
519,719	576,381	Ministry of Attorney General	533,698
1,451,160	1,446,947	Ministry of Children and Family Development	1,595,922
492,191	494,534	Ministry of Citizens’ Services	551,062
5,608,854	5,721,573	Ministry of Education	6,099,997
51,257	59,781	Ministry of Energy, Mines and Petroleum Resources	97,305
149,745	159,215	Ministry of Environment and Climate Change Strategy	173,087
251,053	1,055,031	Ministry of Finance [3]	3,826,865
673,285	888,869	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	1,148,637
17,964,924	17,945,717	Ministry of Health	18,896,904
85,772	224,033	Ministry of Indigenous Relations and Reconciliation	90,964
86,701	108,482	Ministry of Jobs, Trade and Technology	120,823
11,176	10,724	Ministry of Labour	11,524
—	—	Ministry of Mental Health and Addictions	4,941
626,499	1,019,934	Ministry of Municipal Affairs and Housing	689,963
712,819	861,924	Ministry of Public Safety and Solicitor General	1,029,624
2,738,202	2,738,100	Ministry of Social Development and Poverty Reduction	3,105,460
136,266	133,902	Ministry of Tourism, Arts and Culture	138,032
817,664	817,425	Ministry of Transportation and Infrastructure	843,545
1,168,125	1,123,187	Management of Public Funds and Debt	1,249,666
2,798,789	1,995,974	Other Appropriations	3,363,437
38,608,000	39,664,121	Total Appropriations	45,994,000
(16,000)	—	Elimination of transactions between appropriations [4]	(53,000)
38,592,000	39,664,121	Consolidated Revenue Fund Expense	45,941,000
2,790,000	2,917,000	Expenses recovered from external entities [5]	2,967,000
(23,185,000)	(24,217,000)	Grants to service delivery agencies and other internal transfers [3,6]	(28,819,000)
18,197,000	18,364,121	Ministries and special offices program expense	20,089,000
		Service delivery agency expense [7]
5,861,000	6,055,000	School districts	6,415,000
5,586,000	5,583,000	Post-secondary institutions	5,926,000
13,798,000	14,240,000	Health authorities and hospital societies	14,687,000
4,010,000	4,480,000	Other service delivery agencies	4,744,000
29,255,000	30,358,000	Service delivery agency expense	31,772,000
47,452,000	48,722,121	Total Expense	51,861,000

1 Figures, other than appropriations, have been rounded to the nearest million.

2 The 2016/17 Estimates and Actual amounts have been restated to be consistent with the 2017/18 Estimates presentation. See Significant Presentation Changes for details.

3 The 2017/18 Estimates provides statutory authority to extinguish the fiscal agency loan agreement between government and the Transportation Investment Corporation in response to the decision to cancel tolls on the Port Mann bridge.

4 Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

5 Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

6 Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

7 See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 17/18

ESTIMATED GENERAL FUND APPROPRIATIONS

($000)

Estimates [1] 2016/17	Vote No. [2]		Estimates 2017/18

		Legislative Assembly
69,565	1	Legislative Assembly	82,191
69,565		Total Voted Appropriations	82,191
69,565		Total Appropriations	82,191

		Officers of the Legislature
17,097	2	Auditor General	17,339
701	3	Conflict of Interest Commissioner	743
9,385	4	Elections BC	46,154
5,964	5	Information and Privacy Commissioner	6,064
1,054	6	Merit Commissioner	1,125
7,117	7	Ombudsperson	6,653
3,428	8	Police Complaint Commissioner	3,428
8,830	9	Representative for Children and Youth	8,970
53,576		Total Voted Appropriations	90,476
53,576		Total Appropriations	90,476

		Office of the Premier
8,998	10	Office of the Premier	11,011
8,998		Total Voted Appropriations	11,011
8,998		Total Appropriations	11,011

		Ministry of Advanced Education, Skills and Training
2,050,277	11	Ministry Operations	2,153,707
2,050,277		Total Voted Appropriations	2,153,707
2,050,277		Total Appropriations	2,153,707

		Ministry of Agriculture
64,859	12	Ministry Operations	67,410
4,524	13	Agricultural Land Commission	4,549
69,383		Total Voted Appropriations	71,959

20,800	(S)	Production Insurance Account	22,000
(8,800)		Less: Transfer from Ministry Operations Vote	(8,800)
12,000		Total Statutory Appropriations	13,200
81,383		Total Appropriations	85,159

¹ For comparison purposes, amounts shown for 2016/17 operating expenses have been restated to be consistent with the presentation of the 2017/18 Estimates. Schedule A presents a detailed reconciliation.

² An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 17/18

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1] 2016/17	Vote No. [2]		Estimates 2017/18

		Ministry of Attorney General
415,881	14	Ministry Operations	427,236
71,786	15	Judiciary	74,388
24,500	16	Crown Proceeding Act	24,500
7,552	17	Independent Investigations Office	7,574
519,719		Total Voted Appropriations	533,698

8,795	(S)	Public Guardian and Trustee Operating Account	8,909
(8,795)		Less: Transfer from Ministry Operations Vote	(8,909)
—		Total Statutory Appropriations	—
519,719		Total Appropriations	533,698

		Ministry of Children and Family Development
1,451,160	18	Ministry Operations	1,595,922
1,451,160		Total Voted Appropriations	1,595,922
1,451,160		Total Appropriations	1,595,922

		Ministry of Citizens’ Services
492,191	19	Ministry Operations	551,062
492,191		Total Voted Appropriations	551,062
492,191		Total Appropriations	551,062

		Ministry of Education
5,571,246	20	Ministry Operations	6,054,376
5,571,246		Total Voted Appropriations	6,054,376

30,001	(S)	British Columbia Training and Education Savings Program special account	38,001
7,607	(S)	Teachers Act Special Account	7,620
37,608		Total Statutory Appropriations	45,621
5,608,854		Total Appropriations	6,099,997

		Ministry of Energy, Mines and Petroleum Resources
48,958	21	Ministry Operations	95,006
48,958		Total Voted Appropriations	95,006

2,299	(S)	Innovative Clean Energy Fund special account	2,299
2,299		Total Statutory Appropriations	2,299
51,257		Total Appropriations	97,305

¹ For comparison purposes, amounts shown for 2016/17 operating expenses have been restated to be consistent with the presentation of the 2017/18 Estimates. Schedule A presents a detailed reconciliation.

² An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 17/18

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1] 2016/17	Vote No. [2]		Estimates 2017/18

		Ministry of Environment and Climate Change Strategy
117,182	22	Ministry Operations	138,607
11,828	23	Environmental Assessment Office	11,870
129,010		Total Voted Appropriations	150,477

1,800	(S)	Park Enhancement Fund special account	3,675
18,935	(S)	Sustainable Environment Fund	18,935
20,735		Total Statutory Appropriations	22,610

149,745		Total Appropriations	173,087

		Ministry of Finance
162,124	24	Ministry Operations	170,312
33,879	25	Government Communications and Public Engagement	34,205
50,861	26	BC Public Service Agency	53,410
1	27	Benefits	1
246,865		Total Voted Appropriations	257,928

—		Financial Administration Act	3,505,000
—	(S)	Housing Priority Initiatives special account	37,636
4,178	(S)	Insurance and Risk Management Account	4,180
—	(S)	Long Term Disability Fund special account	57,585
—		Less: Transfer from Ministry Operations Vote	(35,474)
10	(S)	Provincial Home Acquisition Wind Up special account	10
4,188		Total Statutory Appropriations	3,568,937
251,053		Total Appropriations	3,826,865

		Ministry of Forests, Lands, Natural Resource Operations and Rural Development
428,442	28	Ministry Operations	459,150
63,164	29	Fire Management	506,293
491,606		Total Voted Appropriations	965,443

181,659	(S)	BC Timber Sales Account	183,174
20	(S)	Crown Land special account	20
—	(S)	Forest Stand Management Fund	—
181,679		Total Statutory Appropriations	183,194
673,285		Total Appropriations	1,148,637

		Ministry of Health
17,817,674	30	Ministry Operations	18,749,654
17,817,674		Total Voted Appropriations	18,749,654

147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
17,964,924		Total Appropriations	18,896,904

¹ For comparison purposes, amounts shown for 2016/17 operating expenses have been restated to be consistent with the presentation of the 2017/18 Estimates. Schedule A presents a detailed reconciliation.

² An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 17/18

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2016/17	No. [2]		2017/18

		Ministry of Indigenous Relations and Reconciliation
39,211	31	Ministry Operations	40,890
41,949	32	Treaty and Other Agreements Funding	41,002
81,160		Total Voted Appropriations	81,892

1,650	(S)	First Citizens Fund	1,850
2,962	(S)	First Nations Clean Energy Business Fund special account	7,222
4,612		Total Statutory Appropriations	9,072

85,772		Total Appropriations	90,964

		Ministry of Jobs, Trade and Technology
86,201	33	Ministry Operations	120,323
86,201		Total Voted Appropriations	120,323

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500

86,701		Total Appropriations	120,823

		Ministry of Labour
11,176	34	Ministry Operations	11,524
11,176		Total Voted Appropriations	11,524

11,176		Total Appropriations	11,524

		Ministry of Mental Health and Addictions
—	35	Ministry Operations	4,941
—		Total Voted Appropriations	4,941
—		Total Appropriations	4,941

		Ministry of Municipal Affairs and Housing
188,353	36	Ministry Operations	244,539
415,600	37	Housing	422,098
603,953		Total Voted Appropriations	666,637

14,104	(S)	Housing Endowment Fund special account	12,884
8,442	(S)	University Endowment Lands Administration Account	10,442
22,546		Total Statutory Appropriations	23,326
626,499		Total Appropriations	689,963

¹ For comparison purposes, amounts shown for 2016/17 operating expenses have been restated to be consistent with the presentation of the 2017/18 Estimates. Schedule A presents a detailed reconciliation.

² An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 17/18

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2016/17	No. [2]		2017/18

		Ministry of Public Safety and Solicitor General
683,559	38	Ministry Operations	774,876
14,475	39	Emergency Program Act	237,968
698,034		Total Voted Appropriations	1,012,844

—	(S)	Civil Forfeiture Account	1,995
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
13,504	(S)	Victim Surcharge Special Account	13,504
14,785		Total Statutory Appropriations	16,780
712,819		Total Appropriations	1,029,624

		Ministry of Social Development and Poverty Reduction
2,738,202	40	Ministry Operations	3,105,460
2,738,202		Total Voted Appropriations	3,105,460
2,738,202		Total Appropriations	3,105,460

		Ministry of Tourism, Arts and Culture
132,066	41	Ministry Operations	133,832
132,066		Total Voted Appropriations	133,832

2,500	(S)	BC Arts and Culture Endowment special account	2,500
1,700	(S)	Physical Fitness and Amateur Sports Fund	1,700
4,200		Total Statutory Appropriations	4,200
136,266		Total Appropriations	138,032

		Ministry of Transportation and Infrastructure
817,664	42	Ministry Operations	843,545
817,664		Total Voted Appropriations	843,545
817,664		Total Appropriations	843,545

		Management of Public Funds and Debt
1,168,125	43	Management of Public Funds and Debt	1,249,666
1,168,125		Total Voted Appropriations	1,249,666
1,168,125		Total Appropriations	1,249,666

¹ For comparison purposes, amounts shown for 2016/17 operating expenses have been restated to be consistent with the presentation of the 2017/18 Estimates. Schedule A presents a detailed reconciliation.

² An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 17/18

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2016/17	No. [2]		2017/18

		Other Appropriations
450,000	44	Contingencies (All Ministries) and New Programs	600,000
1,303,378	45	Capital Funding	1,591,024
1	46	Commissions on Collection of Public Funds	1
1	47	Allowances for Doubtful Revenue Accounts	1
1,039,000	48	Tax Transfers	1,166,000
2,595	49	Auditor General for Local Government	2,594
3,814	50	Forest Practices Board	3,817
2,798,789		Total Voted Appropriations	3,363,437

2,798,789		Total Appropriations	3,363,437

		Summary
38,155,598		Total Voted Appropriations	41,957,011
452,402		Total Statutory Appropriations	4,036,989
38,608,000		Total Appropriations	45,994,000

¹ For comparison purposes, amounts shown for 2016/17 operating expenses have been restated to be consistent with the presentation of the 2017/18 Estimates. Schedule A presents a detailed reconciliation.

² An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,

MINISTRIES AND OTHER APPROPRIATIONS

Legislative Assembly

Officers of the Legislature

Office of the Premier

Ministry of Advanced Education, Skills and Training

Ministry of Agriculture

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Citizens’ Services

Ministry of Education

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment and Climate Change Strategy

Ministry of Finance

Ministry of Forests, Lands, Natural Resource Operations and Rural Development

Ministry of Health

Ministry of Indigenous Relations and Reconciliation

Ministry of Jobs, Trade and Technology

Ministry of Labour

Ministry of Mental Health and Addictions

Ministry of Municipal Affairs and Housing

Ministry of Public Safety and Solicitor General

Ministry of Social Development and Poverty Reduction

Ministry of Tourism, Arts and Culture

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATIVE ASSEMBLY

SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 1 — Legislative Assembly	69,565	82,191

OPERATING EXPENSES	69,565	82,191

CAPITAL EXPENDITURES [2]	2,422	3,836
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

LEGISLATIVE ASSEMBLY

VOTE DESCRIPTIONS

($000)

	Estimates	Estimates
	2016/17	2017/18

VOTE 1 — LEGISLATIVE ASSEMBLY

This vote provides for the operation and administration of the Legislative Assembly and its parliamentary committees; and it also includes provisions for Members’ and staff compensation, constituency office allowances, caucus support services, Parliament Buildings and precinct maintenance, the issue of grants, and other related costs. Costs may be recovered from ministries, officers of the Legislature, government organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Members’ Services	36,075	46,458
Caucus Support Services	7,196	7,606
Office of the Speaker	382	360
Office of the Clerk	896	867
Clerk of the Committees	635	724
Legislative Operations	13,435	14,610
Sergeant-at-Arms	5,026	5,533
Hansard	3,818	3,891
Legislative Library	2,102	2,142
	69,565	82,191

CAPITAL EXPENDITURES
Legislative Operations	2,422	3,836

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	40,320	47,932
Operating Costs	10,914	12,421
Government Transfers	10	20
Other Expenses	18,962	22,445
Internal Recoveries	(47)	(47)
External Recoveries	(594)	(580)
TOTAL OPERATING EXPENSES	69,565	82,191

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATIONS
Vote 2 — Auditor General	17,097	17,339
Vote 3 — Conflict of Interest Commissioner	701	743
Vote 4 — Elections BC	9,385	46,154
Vote 5 — Information and Privacy Commissioner	5,964	6,064
Vote 6 — Merit Commissioner	1,054	1,125
Vote 7 — Ombudsperson	7,117	6,653
Vote 8 — Police Complaint Commissioner	3,428	3,428
Vote 9 — Representative for Children and Youth	8,830	8,970

OPERATING EXPENSES	53,576	90,476
CAPITAL EXPENDITURES ²	1,305	1,150
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY BY VOTE

($000)

	2016/17	2017/18 ESTIMATES
			External
	Net	Gross	Recoveries	Net
OPERATING EXPENSES
Auditor General	17,097	17,339	—	17,339
Conflict of Interest Commissioner	701	743	—	743
Elections BC	9,385	46,154	—	46,154
Information and Privacy Commissioner	5,964	6,066	(2)	6,064
Merit Commissioner	1,054	1,125	—	1,125
Ombudsperson	7,117	6,718	(65)	6,653
Police Complaint Commissioner	3,428	3,429	(1)	3,428
Representative for Children and Youth	8,830	8,972	(2)	8,970

TOTAL OPERATING EXPENSES	53,576	90,546	(70)	90,476

	Net	Disbursements	Receipts	Net
CAPITAL EXPENDITURES
Auditor General	370	350	—	350
Conflict of Interest Commissioner	25	25	—	25
Elections BC	700	550	—	550
Information and Privacy Commissioner	45	45	—	45
Merit Commissioner	15	15	—	15
Ombudsperson	75	75	—	75
Police Complaint Commissioner	25	40	—	40
Representative for Children and Youth	50	50	—	50

TOTAL CAPITAL EXPENDITURES	1,305	1,150	—	1,150

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature.

OPERATING EXPENSES
Auditor General	17,097	17,339

CAPITAL EXPENDITURES
Auditor General	370	350

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the office of the Conflict of Interest Commissioner. The commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	701	743

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	25	25

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, provincial and local election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the electoral process. The chief electoral officer is an officer of the Legislature and is responsible for the administration of the Election Act, the Recall and Initiative Act, and the Local Elections Campaign Financing Act.

OPERATING EXPENSES
Elections BC	9,385	46,154

CAPITAL EXPENDITURES
Elections BC	700	550

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the office of the Information and Privacy Commissioner and provides for other duties and functions given to the commissioner by statute. The commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act and under the Personal Information Protection Act, with a broad mandate to protect the rights given to the public under the Freedom of Information and Protection of Privacy Act and the Personal Information Protection Act. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyists Registration Act. This vote also provides for freedom of information and protection of privacy conferences sponsored or hosted by the office of the Information and Privacy Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Information and Privacy Commissioner	5,964	6,064

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	45

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Merit Commissioner. The merit commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,054	1,125

CAPITAL EXPENDITURES
Merit Commissioner	15	15

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The office of the Ombudsperson fairly and impartially investigates the actions and the decisions of government bodies. The jurisdiction of the Ombudsperson extends to provincial ministries, agencies, boards and commissions, Crown corporations, local governments, health authorities, school districts, colleges, universities, governing bodies of professional and occupational associations, and other authorities listed in the schedule to the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and database application services to other jurisdictions. Costs may be recovered from officers of the Legislature, other jurisdictions, and external organizations for activities described within this vote.

OPERATING EXPENSES
Ombudsperson	7,117	6,653

CAPITAL EXPENDITURES
Ombudsperson	75	75

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the police complaint commissioner and staff and the costs incurred by the office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The police complaint commissioner is an officer of the Legislature under the authority of the Police Act. Costs may be recovered from external organizations for activities described within this vote.

OPERATING EXPENSES
Police Complaint Commissioner	3,428	3,428

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	40

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Representative for Children and Youth. The representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families and young adults up to age 24 who are eligible to receive services from Community Living British Columbia with respect to designated services; and monitors, reviews, and audits the provision of designated services. This vote also provides for conferences and events hosted or sponsored by the Representative for Children and Youth. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Representative for Children and Youth	8,830	8,970

CAPITAL EXPENDITURES
Representative for Children and Youth	50	50

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	37,354	59,574
Operating Costs	16,103	30,863
Government Transfers	74	74
Other Expenses	880	853
Internal Recoveries	(765)	(818)
External Recoveries	(70)	(70)
TOTAL OPERATING EXPENSES	53,576	90,476

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision making and effective service delivery, supported by the transparency and accountability of government practices.

SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 10 — Office of the Premier	8,998	11,011

OPERATING EXPENSES	8,998	11,011

CAPITAL EXPENDITURES ²	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICE OF THE PREMIER

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,453	3,518	(700)	2,818
Executive and Support Services	6,545	8,194	(1)	8,193

TOTAL OPERATING EXPENSES	8,998	11,712	(701)	11,011

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Intergovernmental Relations Secretariat and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,453	2,818

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for the Office of Protocol; and for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries, other levels of government, and other entities for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,033	3,062
Executive Operations	3,512	5,131
	6,545	8,193

Voted Appropriations Description: This sub-vote provides for the office of the Premier and includes salaries, benefits, allowances, and operating expenses for the Premier and staff; the management of cross-government issues and corporate planning; funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances, and operating expenses for the deputy ministers’ offices; salaries, benefits, and other expenses incurred in providing policy, planning, and operational support to the Executive Council and its committees; and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, Crown agencies, and other organizations within government for activities described within this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	8,998	11,011

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,000	9,268
Operating Costs	1,505	1,733
Government Transfers	546	862
Other Expenses	294	658
Internal Recoveries	(646)	(809)
External Recoveries	(701)	(701)
TOTAL OPERATING EXPENSES	8,998	11,011

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

The mission of the Ministry of Advanced Education, Skills and Training is to champion innovation, inclusive and sustainable communities, within an integrated, coordinated post-secondary education and skills training system that is affordable and accessible to empower British Columbians from all backgrounds to thrive.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 11 — Ministry Operations	2,050,277	2,153,707

OPERATING EXPENSES	2,050,277	2,153,707

CAPITAL EXPENDITURES [2]	504	2,397
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,856,886	1,957,702	(2)	1,957,700
Student Services Programs	70,374	72,078	(2)	72,076
Private Training Institutions	1	3,492	(3,491)	1
Labour Market and Information	6,533	71,611	(65,011)	6,600
Transfers to Crown Corporations and Agencies	96,434	96,974	—	96,974
Executive and Support Services	20,049	20,874	(518)	20,356

TOTAL OPERATING EXPENSES	2,050,277	2,222,731	(69,024)	2,153,707

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	504	2,397	—	2,397

TOTAL CAPITAL EXPENDITURES	504	2,397	—	2,397

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	—	128,031	(128,031)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	128,031	(128,031)	—

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 11 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Educational Institutions and Organizations, Student Services Programs, Private Training Institutions, Labour Market and Information, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,856,886	1,957,700

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and the federal government for activities described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	70,374	72,076

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from educational organizations, the federal government, and parties external to government for activities described within this sub-vote.

PRIVATE TRAINING INSTITUTIONS

Voted Appropriation
Private Training Institutions	1	1

Voted Appropriation Description: This sub-vote provides for the policy, administration, operations, and compliance related to providing for quality education standards for private post-secondary institutions. This sub-vote also provides for the administration of the Student Tuition Protection Fund. Costs may be recovered from ministries, government organizations, and private post-secondary institutions for activities described within this sub-vote.

LABOUR MARKET AND INFORMATION

Voted Appropriations
Strategy and Planning	1,371	1,431
Labour Market Information and Policy	2,558	2,565
Labour Market and Skills Training Programs	2,604	2,604
	6,533	6,600

Voted Appropriations Description: This sub-vote provides for the development and implementation of policy and programs to support the development of British Columbia’s workforce. It includes oversight of the Industry Training Authority and the negotiation and implementation of federal/provincial agreements related to workforce development. This sub-vote also provides for the development of labour market information that is disseminated through the WorkBC and WelcomeBC websites and development of industry-led workforce development strategies and strategic initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Industry Training Authority	96,434	96,974

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including the Industry Training Authority.

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	595	735
Corporate Services	19,454	19,621
	20,049	20,356

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system and student services programs. This sub-vote also provides for quality assessment for public and private post-secondary degree-granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education, Skills and Training and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for corporate services to the ministry. Costs may be recovered from ministries, government organizations, the federal government, and parties external to government for activities described within this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	2,050,277	2,153,707

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,217	29,913
Operating Costs	18,897	18,739
Government Transfers	2,106,071	2,206,217
Other Expenses	362	225
Internal Recoveries	(32,362)	(32,363)
External Recoveries	(71,908)	(69,024)
TOTAL OPERATING EXPENSES	2,050,277	2,153,707

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided by the province to post-secondary institutions for capital projects under the federal Strategic Investment Fund. Federal funding is received by the Ministry of Advanced Education, Skills and Training on the post-secondary institutions’ behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	128,031
Receipts	—	(128,031)
Net Cash Requirement (Source)	—	—

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to cultivate a competitive and socially responsible agrifood sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATIONS
Vote 12 — Ministry Operations	64,859	67,410
Vote 13 — Agricultural Land Commission	4,524	4,549

STATUTORY APPROPRIATIONS
Production Insurance Account Special Account	20,800	22,000
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)

OPERATING EXPENSES	81,383	85,159

CAPITAL EXPENDITURES [2]	1,168	540
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF AGRICULTURE

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	16,455	30,210	(13,867)	16,343
Business Development	40,202	53,641	(10,552)	43,089
BC Farm Industry Review Board	1,206	1,216	(2)	1,214
Executive and Support Services	6,996	6,766	(2)	6,764
Agricultural Land Commission	4,524	4,551	(2)	4,549
Production Insurance Account Special Account	12,000	13,201	(1)	13,200

TOTAL OPERATING EXPENSES	81,383	109,585	(24,426)	85,159

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,168	540	—	540

TOTAL CAPITAL EXPENDITURES	1,168	540	—	540

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 12 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Agriculture Science and Policy, Business Development, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriations
Corporate Governance, Policy and Legislation	3,490	3,538
Plant and Animal Health	6,786	6,925
Food Safety and Inspection	6,178	5,879
Growing Forward	1	1
	16,455	16,343

Voted Appropriations Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health. It also provides for improving public health protection and consumer and retail confidence in the safety of British Columbia’s meat, seafood, and agrifood products through inspection and regulatory compliance, education and awareness, surveillance, risk assessment, and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BUSINESS DEVELOPMENT

Voted Appropriations
Sector Development and Management Services	5,447	6,364
Innovation and Adaptation Services	11,641	13,834
Business Risk Management	23,114	22,891
	40,202	43,089

Voted Appropriations Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; support for agrifood industry growth, agrifood business development, youth development, and agroforestry; and promotion of public support for the agriculture food sector. It also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, innovation, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,206	1,214

Voted Appropriation Description: This sub-vote provides for the supervision of the operation of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act, and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	506	638
Corporate Services	6,490	6,126
	6,996	6,764

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 12 — MINISTRY OPERATIONS	64,859	67,410

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 13 — AGRICULTURAL LAND COMMISSION

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	4,524	4,549

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies, programs, and compliance and enforcement activities that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Fees may be refunded if service standards are not met. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 13 — AGRICULTURAL LAND COMMISSION	4,524	4,549

MINISTRY OF AGRICULTURE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	20,800	22,000
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)
	12,000	13,200

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,240	30,797
Operating Costs	16,268	15,867
Government Transfers	33,359	35,757
Other Expenses	25,951	27,173
Internal Recoveries	(9)	(9)
External Recoveries	(24,426)	(24,426)
TOTAL OPERATING EXPENSES	81,383	85,159

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account in 2005 by section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	45,618	33,410
OPERATING TRANSACTIONS
Revenue	16,700	17,900
Expense	(20,801)	(22,001)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	8,800	8,800
Net Revenue (Expense)	4,700	4,700
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(16,908)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	33,410	38,110

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to administer justice and provide legal advice to government, administer regulations for the liquor industry, and ensure that the public has confidence in British Columbia’s gaming sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	415,881	427,236
Vote 15 — Judiciary	71,786	74,388
Vote 16 — Crown Proceeding Act	24,500	24,500
Vote 17 — Independent Investigations Office	7,552	7,574

STATUTORY APPROPRIATIONS
Public Guardian and Trustee Operating Account Special Account	8,795	8,909
Less: Transfer from Ministry Operations Vote	(8,795)	(8,909)

OPERATING EXPENSES	519,719	533,698

CAPITAL EXPENDITURES [2]	6,248	5,248
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Services	110,297	116,456	(3,302)	113,154
Prosecution Services	126,598	127,889	—	127,889
Court Services	99,496	108,173	(2,852)	105,321
Legal Services	21,207	22,791	(300)	22,491
Agencies, Boards, Commissions and Other Tribunals	23,394	32,747	(9,197)	23,550
Liquor Control and Licensing	1	11,604	(11,603)	1
Gaming Policy and Enforcement	19,055	137,918	(118,772)	19,146
Executive and Support Services	15,833	15,686	(2)	15,684
Judiciary	71,786	74,388	—	74,388
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	7,552	7,574	—	7,574
Public Guardian and Trustee Operating Account Special Account	—	17,961	(17,961)	—

TOTAL OPERATING EXPENSES	519,719	697,687	(163,989)	533,698

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Agencies, Boards, Commissions and Other Tribunals	10	10	—	10
Liquor Control and Licensing	318	187	—	187
Executive and Support Services	4,842	4,118	—	4,118
Judiciary	570	570	—	570
Independent Investigations Office	145	—	—	—
Public Guardian and Trustee Operating Account Special Account	363	363	—	363

TOTAL CAPITAL EXPENDITURES	6,248	5,248	—	5,248

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	2,900	(2,900)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	2,900	(2,900)	—

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 14 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards, Commissions and Other Tribunals; Liquor Control and Licensing; Gaming Policy and Enforcement; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	110,297	113,154

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; the investigations of matters relating to the administration of the Correction Act and court services; maintenance enforcement and services associated with inter-jurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, and the federal government for activities described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	126,598	127,889

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	99,496	105,321

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice-related initiatives; from contracted bailiffs for civil execution services; and from parties or the public for costs associated with activities described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	21,207	22,491

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

AGENCIES, BOARDS, COMMISSIONS AND OTHER TRIBUNALS

Voted Appropriations
Agencies, Boards, Commissions and Other Tribunals	23,393	23,549
British Columbia Utilities Commission	1	1
	23,394	23,550

Voted Appropriations Description: This sub-vote provides for the costs of the British Columbia Ferry Commission and partial funding of the Public Guardian and Trustee Operating Account. This sub-vote also provides for the operation, administration, and support services of the following tribunals: British Columbia Civil Resolution Tribunal; British Columbia Human Rights Tribunal; British Columbia Review Board; British Columbia Utilities Commission; Building Code Appeal Board; Community Care and Assisted Living Appeal Board; Employment Standards Tribunal; Environmental Appeal Board; Financial Services Tribunal; Forest Appeals Commission; Health Professions Review Board; Hospital Appeal Board; Industry Training Appeal Board; Labour Relations Board; Mental Health Review Board; Oil and Gas Appeal Tribunal; Property Assessment Appeal Board; Safety Standards Appeal Board; and Surface Rights Board; including budgeting, expenditure management, human resources, information and systems management, performance management, appointments coordination, fees and expenses of appointees, and functions of the tribunals as set out under their governing legislation. Costs may be recovered from ministries, health authorities, regulated entities, Crown corporations and agencies, boards, commissions and other tribunals, other levels of government, parties external to government, public bodies, organizations, and individuals for activities described within this sub-vote.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement in support of the Liquor Control and Licensing Act and regulations, and to establish and operate ongoing programs to reduce the incidence of underage drinking and increase public awareness about responsible liquor consumption. This sub-vote also provides for the activities of the Cross Government Compliance and Enforcement Secretariat. Costs related to the Secretariat’s activities may be recovered from ministries and Crown agencies. Costs may be recovered from ministries, Crown agencies, licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for other activities described within this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,054	19,145
Distribution of Gaming Proceeds	1	1
	19,055	19,146

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. Costs may be recovered from revenues paid into the General Fund of the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for activities described within this sub-vote. Costs may also be recovered from ministries for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	728	891
Corporate Services	15,105	14,793
	15,833	15,684

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; oversight of Crown corporations; and management services for the ministry and the Ministry of Public Safety and Solicitor General, including information and systems management and service planning. This sub-vote also provides for other initiatives sponsored by the Attorney General and the ministry. Costs may be recovered from ministries, Crown corporations and agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	415,881	427,236

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 15 — JUDICIARY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	15,693	17,512
Provincial Courts	56,093	56,876
	71,786	74,388

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 15 — JUDICIARY	71,786	74,388

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 16 — CROWN PROCEEDING ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 16 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 17 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	7,552	7,574

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which conducts investigations into deaths and incidents of serious harm involving on and off duty municipal police, Royal Canadian Mounted Police in British Columbia, and on duty special provincial constables. When such investigations result in Crown counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges. The Independent Investigations Office operates under the Police Act, which provides for the prescription of additional offences to be investigated and for issuance of public reports as necessary and as required.

VOTE 17 — INDEPENDENT INVESTIGATIONS OFFICE	7,552	7,574

MINISTRY OF ATTORNEY GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Public Guardian and Trustee Operating Account.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	8,795	8,909
Less: Transfer from Ministry Operations Vote	(8,795)	(8,909)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	409,057	420,342
Operating Costs	103,584	108,822
Government Transfers	218,147	220,890
Other Expenses	32,234	31,327
Internal Recoveries	(79,993)	(83,694)
External Recoveries	(163,310)	(163,989)
TOTAL OPERATING EXPENSES	519,719	533,698

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	25,349	23,636
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(26,655)	(26,870)
Internal and External Recoveries	17,860	17,961
Transfer from Ministry Operations Vote	8,795	8,909
Net Revenue (Expense)	—	—

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(1,672)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(363)	(363)
Net Cash Source (Requirement)	(363)	(363)
Working Capital Adjustments and Other Spending Authority Committed³	322	883
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	23,636	24,156

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,900	2,900
Receipts	(2,900)	(2,900)
Net Cash Requirement (Source)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to work together to deliver inclusive, culturally respectful, responsive, and accessible services to support the well-being of children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 18 — Ministry Operations	1,451,160	1,595,922

OPERATING EXPENSES	1,451,160	1,595,922

CAPITAL EXPENDITURES [2]	1,519	4,005
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Early Years Services	305,879	329,672	(2)	329,670
Services for Children and Youth with Special Needs	303,568	333,690	(1,866)	331,824
Child and Youth Mental Health Services	80,374	97,049	(557)	96,492
Child Safety, Family Support and Children in Care Services	536,918	652,525	(49,165)	603,360
Adoption Services	30,678	31,205	(2)	31,203
Youth Justice Services	45,157	64,046	(17,985)	46,061
Service Delivery Support	133,820	142,492	(227)	142,265
Executive and Support Services	14,766	15,728	(681)	15,047

TOTAL OPERATING EXPENSES	1,451,160	1,666,407	(70,485)	1,595,922

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Service Delivery Support	1,519	4,005	—	4,005

TOTAL CAPITAL EXPENDITURES	1,519	4,005	—	4,005

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 18 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Early Years Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY YEARS SERVICES

Voted Appropriation
Early Years Services	305,879	329,670

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for funding to enable the director of the Early Childhood Educator Registry to fulfill legislated obligations under the Community Care and Assisted Living Act; and provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	303,568	331,824

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	80,374	96,492

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	536,918	603,360

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act, the Community Care and Assisted Living Act, the Employment and Assistance Act, and the Infants Act. These include family supports; collaborative planning and decision-making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Aboriginal children, youth, and families. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

ADOPTION SERVICES

Voted Appropriation
Adoption Services	30,678	31,203

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act and to facilitate the adoption of children in care. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

	Estimates	Estimates
	2016/17	2017/18

YOUTH JUSTICE SERVICES
Voted Appropriation
Youth Justice Services	45,157	46,061

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. These include specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged with or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	133,820	142,265

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include service delivery administration; policy development; integrated case management system; quality assurance; the Provincial Office of Domestic Violence; and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	602	860
Corporate Services	14,164	14,187
	14,766	15,047

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the Minister of State for Child Care; program coordination and administration of services related to the Columbia River Treaty; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 18 — MINISTRY OPERATIONS	1,451,160	1,595,922

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	331,186	351,880
Operating Costs	43,083	49,903
Government Transfers	1,119,885	1,237,065
Other Expenses	30,516	30,584
Internal Recoveries	(3,025)	(3,025)
External Recoveries	(70,485)	(70,485)
TOTAL OPERATING EXPENSES	1,451,160	1,595,922

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF CITIZENS’ SERVICES

The mission of the Ministry of Citizens’ Services is to enable cost-effective, accessible, and responsive service delivery to the public through multiple access points and provide efficient services to government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 19 — Ministry Operations	492,191	551,062

OPERATING EXPENSES	492,191	551,062

CAPITAL EXPENDITURES [2]	204,659	289,723
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	500	(1,500)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CITIZENS’ SERVICES

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	17,306	29,847	(12,205)	17,642
Office of the Chief Information Officer	9,959	51,215	(1,185)	50,030
Procurement and Supply Services	2,495	49,526	(46,691)	2,835
Real Property	281,105	401,079	(104,900)	296,179
Technology Solutions	145,297	170,950	(25,384)	145,566
Corporate Information and Records Management Office	15,307	20,244	(1,293)	18,951
Executive and Support Services	20,722	19,894	(35)	19,859

TOTAL OPERATING EXPENSES	492,191	742,755	(191,693)	551,062

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Office of the Chief Information Officer	55,339	93,130	—	93,130
Procurement and Supply Services	—	317	—	317
Real Property	133,752	184,622	—	184,622
Technology Solutions	15,558	11,644	—	11,644
Executive and Support Services	10	10	—	10

TOTAL CAPITAL EXPENDITURES	204,659	289,723	—	289,723

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Real Property	500	4,500	(6,000)	(1,500)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	500	4,500	(6,000)	(1,500)

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 19 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Procurement and Supply Services, Real Property, Technology Solutions, Corporate Information and Records Management Office, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	16,495	16,830
BC Online	810	811
BC Registry Services	1	1
	17,306	17,642

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points, including over-the-counter, telephone, and online; and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, and business registry services for citizens and the business community. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	9,959	50,030

Voted Appropriation Description: This sub-vote provides for strategic planning and technology governance and direction for government. This includes the development of strategy, standards, policies, and programs to support government initiatives; planning and strategic administration of telecommunications services procurement; promotion and facilitation of increased access to high-speed internet and other telecommunications services across the province; review of ministry technology initiatives and investments; and the promotion and integration of information technology to improve citizen-centred service delivery. This sub-vote also includes services, advice, and support to government in relation to the transformation of information technology and business processes, and funding may be provided to other organizations to support these initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

PROCUREMENT AND SUPPLY SERVICES

Voted Appropriation
Procurement and Supply Services	2,495	2,835

Voted Appropriation Description: This sub-vote provides for procurement and supply services as outlined under the Procurement Services Act, including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and intellectual property services to ministries and certain external customers. This sub-vote also provides for procurement transformation and advisory services to government ministries as well as support to a portfolio of alternative service delivery contracts and other complex, high-value service contracts across government. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public-sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

REAL PROPERTY

Voted Appropriation
Real Property	281,105	296,179

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, environmental, and technical services, as well as the purchase and disposal of properties as outlined under the Public Agency Accommodation Act. Property and real estate services may include the acquisition and/or disposal of properties on behalf of government and government organizations. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may also be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

	Estimates	Estimates
	2016/17	2017/18

TECHNOLOGY SOLUTIONS
Voted Appropriation
Technology Solutions	145,297	145,566

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, operational support and governance; programs in support of digital government and project coordination services related to information technology; corporate business application management; and information technology infrastructure, including network services, device services, identity management, security operations, voice and data communications, application hosting, and data services. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for products and activities described within this sub-vote.

CORPORATE INFORMATION AND RECORDS MANAGEMENT OFFICE

Voted Appropriation
Corporate Information and Records Management Office	15,307	18,951

Voted Appropriation Description: This sub-vote provides for advising government on information management, including information access, records management, and privacy protection. It also provides for strategic corporate information management governance and the general operations of the Corporate Information and Records Management Office, including the administration of the Freedom of Information and Protection of Privacy Act, the Personal Information Protection Act, the Information Management Act, and related standards, policies, and operational tools. This may also include the development of new legislation and administrative tools to support government’s strategic initiatives in information management. This sub-vote also provides for government’s information management, including records management services, privacy protection, and information access services to government and government organizations; as well as activities to assure compliance with legislation, standards, policies, programs, and practices; and leading continuous improvement in government’s information management practices. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	564	689
Corporate Services	20,158	19,170
	20,722	19,859

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Citizens’ Services and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote provides for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement and employee communications; and other administrative services, including financial, information technology, and information management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	492,191	551,062

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	130,481	133,996
Operating Costs	615,514	626,660
Government Transfers	500	40,500
Other Expenses	107,115	114,965
Internal Recoveries	(174,295)	(173,366)
External Recoveries	(187,124)	(191,693)
TOTAL OPERATING EXPENSES	492,191	551,062

MINISTRY OF CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

REAL PROPERTY

RELEASE OF ASSETS FOR ECONOMIC GENERATION — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	4,500	4,500
Receipts	(4,000)	(6,000)
Net Cash Requirement (Source)	500	(1,500)

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks to achieve the vision of capable young people thriving in a rapidly changing world.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 20 — Ministry Operations	5,571,246	6,054,376

STATUTORY APPROPRIATIONS
British Columbia Training and Education Savings Program Special Account	30,001	38,001
Teachers Act Special Account	7,607	7,620

OPERATING EXPENSES	5,608,854	6,099,997

CAPITAL EXPENDITURES ²	1,138	924
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF EDUCATION

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Public Schools	5,087,660	5,542,163	(17,000)	5,525,163
Independent Schools	358,100	398,700	(200)	398,500
Transfers to Other Partners	82,275	92,231	(5,756)	86,475
Executive and Support Services	43,211	51,936	(7,698)	44,238
British Columbia Training and Education Savings Program Special Account	30,001	38,001	—	38,001
Teachers Act Special Account	7,607	7,620	—	7,620

TOTAL OPERATING EXPENSES	5,608,854	6,130,651	(30,654)	6,099,997

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,138	924	—	924

TOTAL CAPITAL EXPENDITURES	1,138	924	—	924

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 20 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Public Schools, Independent Schools, Transfers to Other Partners, and Executive and Support Services.

PUBLIC SCHOOLS
Voted Appropriations
Public Schools Instruction	4,672,375	5,057,427
Public Schools Administration	315,285	367,736
Learning Improvement Fund	100,000	100,000
	5,087,660	5,525,163

Voted Appropriations Description: This sub-vote provides for funding to support public schools instructional services, including support for K-12 education, early learning, and the Official Languages in Education Protocol. This sub-vote also provides for funding to support public school administrative services and funding to address class organization issues in public schools. Costs may be recovered from ministries, boards of education, and the federal government for activities described within this sub-vote.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	358,100	398,500

Voted Appropriation Description: This sub-vote provides for funding to support eligible independent schools. Costs may be recovered from independent schools for activities described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	82,275	86,475

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, the public library system, early learning and literacy, and the Official Languages in Education Protocol. Costs may be recovered from public sector agencies and the federal government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	569	707
Education and Corporate Services	42,642	43,531
	43,211	44,238

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for corporate services to the ministry and the boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, private organizations, and the general public for activities described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	5,571,246	6,054,376

MINISTRY OF EDUCATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: British Columbia Training and Education Savings Program and Teachers Act Special Account.

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM

Statutory Appropriation
British Columbia Training and Education Savings Program special account	30,001	38,001

Statutory Appropriation Description: This statutory appropriation provides for the British Columbia Training and Education Savings Program special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	7,607	7,620

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,307	30,733
Operating Costs	36,628	36,628
Government Transfers	5,571,902	6,062,755
Other Expenses	1,316	1,181
Internal Recoveries	(645)	(646)
External Recoveries	(30,654)	(30,654)
TOTAL OPERATING EXPENSES	5,608,854	6,099,997

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The British Columbia Training and Education Savings Program special account provides funding for a grant program for the benefit of eligible students born on or after January 1, 2006. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	474,391	460,956
OPERATING TRANSACTIONS
Revenue	2,973	2,700
Expense	(30,001)	(38,001)
Net Revenue (Expense)	(27,028)	(35,301)
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(32,235)
Transfer from (to) the General Fund	45,828	46,300

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	460,956	471,955

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS ¹

($000)

Estimates	Estimates
2016/17	2017/18

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account under the Teachers Act in 2012. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, the School Act, and the Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	4,387	4,304
OPERATING TRANSACTIONS
Revenue	6,407	6,420
Expense	(7,607)	(7,620)
Net Revenue (Expense)	(1,200)	(1,200)
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	1,117
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	4,304	3,104

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate thriving, safe, environmentally responsible, and competitive natural gas, oil, energy, and mining sectors for the benefit of British Columbians, and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17¹	2017/18
VOTED APPROPRIATION
Vote 21 — Ministry Operations	48,958	95,006

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	2,299	2,299

OPERATING EXPENSES	51,257	97,305

CAPITAL EXPENDITURES ²	756	409
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Mines and Mineral Resources	16,939	24,631	(3,001)	21,630
Electricity and Alternative Energy	2,967	43,000	(2)	42,998
Upstream Development	12,438	12,508	(2)	12,506
Liquefied Natural Gas	6,341	6,347	(2)	6,345
Oil and Strategic Initiatives	1,015	1,022	(2)	1,020
Executive and Support Services	9,258	10,513	(6)	10,507
Innovative Clean Energy Fund Special Account	2,299	2,301	(2)	2,299

TOTAL OPERATING EXPENSES	51,257	100,322	(3,017)	97,305

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	756	409	—	409

TOTAL CAPITAL EXPENDITURES	756	409	—	409

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Upstream Development	—	35,226	(35,226)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	35,226	(35,226)	—

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 21 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Mines and Mineral Resources, Electricity and Alternative Energy, Upstream Development, Liquefied Natural Gas, Oil and Strategic Initiatives, and Executive and Support Services.

MINES AND MINERAL RESOURCES

Voted Appropriation
Mines and Mineral Resources	16,939	21,630

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral and coal resources, including developing and delivering geoscience databases and surveys; regulating mineral and coal exploration and mine development to ensure safe and environmentally responsible development, production, reclamation, and closure; developing and implementing policies and legislation to support mineral and coal exploration and development; providing secure mineral and coal tenure and registering, managing, and maintaining these rights; delivering timely permitting decisions; ensuring robust compliance and enforcement; collecting fees associated with permits and tenures; advising provincial government agencies on mineral and coal resources and their potential; profiling British Columbia’s mineral and coal opportunities; assisting mineral and coal exploration and mining companies; and responding to queries from the public, First Nations, stakeholders, and local governments. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	2,967	42,998

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, distribution, and marketing; regional electricity trading and electric system reliability and coordination, including the Columbia River Treaty; province-wide energy conservation and efficiency measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also includes regulatory initiatives to reduce the carbon intensity of transportation fuels and expand the production and use of renewable fuels. This sub-vote supports the provision of policy advice or direction to electrical and gas utilities and the regulator, British Columbia Utilities Commission; Ministers’ governance role in respect of Crown corporations; private sector and community investment in new electricity and alternative energy resources; and strategic policy development for clean, renewable energy producers. Costs may be recovered from ministries, including activities related to the Columbia River Treaty, Columbia Basin Trust, and Columbia Power Corporation; Crown agencies; other levels of government; and parties external to government for activities described within this sub-vote.

UPSTREAM DEVELOPMENT

Voted Appropriation
Upstream Development	12,438	12,506

Voted Appropriation Description: This sub-vote provides for the management of the province’s upstream natural gas and petroleum resources, including issuing and administrating Crown petroleum and natural gas subsurface rights; facilitating infrastructure development to improve access to upstream oil and gas resources; undertaking economic, market, engineering, environmental, volume, and pricing analysis to develop and implement policies and programs, including the province’s royalty regime; identifying, stimulating, and facilitating development and market opportunities; developing provincial statutes and regulations that apply to the upstream oil and gas sector; representing the province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and engaging in external relations and providing information to the public. This sub-vote also provides for salaries, benefits, and operating expenses related to government’s management of upstream oil and gas resources; expenses for developing policies and programs to identify, stimulate, market, and facilitate British Columbia’s oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations, and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic, and financial aspects of upstream oil and gas development. This sub-vote also provides assistance and advice to the petroleum and natural gas industries on issuance, administration, and management of petroleum and natural gas tenures and underground natural gas storage rights; maintains tenure registries and collects fees associated with the subsurface tenures; ensures compliance with provincial tenure legislation and regulations; and receives funds to support Surface Rights Board orders relating to private land by oil and gas companies. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

LIQUEFIED NATURAL GAS

Voted Appropriation
Liquefied Natural Gas	6,341	6,345

Voted Appropriation Description: This sub-vote provides for the management of the province’s liquefied natural gas industry and the development of a value-added natural gas industry to strengthen and further diversify the British Columbia economy. This sub-vote also provides for the Liquefied Natural Gas Task Force, including engagement with proponents, joint venture and investment interests, and liquefied natural gas and value-added natural gas customer representative countries; and development and maintenance of the overarching strategic framework for ministries and Crown agencies on policies, programs, and decisions supporting the liquefied natural gas industry and the development of a value-added natural gas industry. This sub-vote provides for scientific technical studies relating to the industries; support for engagement on cross-jurisdictional issues; liquefied natural gas, value-added natural gas, and natural gas market analysis and pricing forecasts, including financial and economic analysis; and global promotion, communications, and community engagement, including relationship building with key community stakeholders and participation in local, regional, and global conferences and forums. This sub-vote also provides for support of other ministries, agencies, and stakeholders on liquefied natural gas and value-added natural gas related issues, including British Columbia Hydro and Power Authority energy supply and infrastructure contributions, liquefied natural gas taxation, power supply pricing and transmission infrastructure requirements, provincial policy framework for First Nations negotiations and specific negotiation mandates along with pipeline corridors, plant locations and marine traffic routes, and Crown land dispositions for industry development. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

OIL AND STRATEGIC INITIATIVES

Voted Appropriation
Oil and Strategic Initiatives	1,015	1,020

Voted Appropriation Description: This sub-vote provides for engagement with other provincial agencies and federal and provincial governments in matters related to increasing oil exports from British Columbia and Alberta to new markets, including liaising with Alberta as it relates to oil; undertaking economic and market analysis; identifying, stimulating, and facilitating development and market opportunities; negotiating and implementing agreements with other governments; and fostering development of the supply sector that supports pipeline development. This sub-vote provides for facilitating the development of interprovincial oil pipelines and related infrastructure projects that benefit British Columbia through liaising with oil transmission pipeline proponents; providing the central point of contact on proposed interprovincial oil transmission pipelines to British Columbia’s coast; and supporting the province in federal regulatory tribunals. Strategic assignments related to critical issues affecting oil and natural gas are also provided for under this sub-vote. This sub-vote provides for the salaries, benefits, and operating expenses related to the government’s engagement to increase oil exports to new markets; addressing key natural gas and oil initiatives as identified by government; and negotiating and implementing agreements with other governments and non-governmental organizations regarding the fiscal, socio-economic, and financial aspects of oil development. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	532	574
Corporate Services	8,726	9,933
	9,258	10,507

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy, Mines and Petroleum Resources, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive support, including the deputy minister’s office; and coordination of legislation and the management and delivery of programs that report information to the public on the state of energy, mines, and petroleum resources. This sub-vote also provides for corporate services and corporate business innovation, including strategic planning, business review and planning, cross-ministry and corporate policy development, intergovernmental relations, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, and strategic human resources; information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	48,958	95,006

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	2,299	2,299

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,072	35,083
Operating Costs	20,456	22,234
Government Transfers	2,275	41,578
Other Expenses	1,477	1,436
Internal Recoveries	(8)	(9)
External Recoveries	(3,015)	(3,017)
TOTAL OPERATING EXPENSES	51,257	97,305

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government’s energy and environmental priorities through programs, projects, and initiatives that promote the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act or any other amount received for payment into the special account. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Special Accounts Appropriation and Control Act, including administration of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	13,502	8,797
OPERATING TRANSACTIONS
Revenue	6,000	5,500
Expense	(2,299)	(2,302)
Internal and External Recoveries	—	3
Net Revenue (Expense)	3,701	3,201
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(8,406)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	8,797	11,998

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

UPSTREAM DEVELOPMENT

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees and levies assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	32,617	35,226
Receipts	(32,617)	(35,226)
Net Cash Requirement (Source)	—	—

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

The mission of the Ministry of Environment and Climate Change Strategy is to provide leadership in ensuring our natural legacy for future generations and to support positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATIONS
Vote 22 — Ministry Operations	117,182	138,607
Vote 23 — Environmental Assessment Office	11,828	11,870

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	1,800	3,675
Sustainable Environment Fund Special Account	18,935	18,935

OPERATING EXPENSES	149,745	173,087

CAPITAL EXPENDITURES [2]	17,937	22,485
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	13,000	10,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1        For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2        A listing of estimated capital expenditures by ministry is presented in Schedule C.

3        A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4        A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Protection	8,560	11,731	(200)	11,531
Environmental Sustainability	22,687	26,232	(3,502)	22,730
BC Parks	31,158	49,500	(234)	49,266
Conservation Officer Service	15,284	15,597	(121)	15,476
Climate Action	17,526	16,618	(83)	16,535
Executive and Support Services	21,967	23,071	(2)	23,069
Environmental Assessment Office	11,828	12,771	(901)	11,870
Park Enhancement Fund Special Account	1,800	3,675	—	3,675
Sustainable Environment Fund Special Account	18,935	18,935	—	18,935

TOTAL OPERATING EXPENSES	149,745	178,130	(5,043)	173,087

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	17,537	22,085	—	22,085
Park Enhancement Fund Special Account	400	400	—	400

TOTAL CAPITAL EXPENDITURES	17,937	22,485	—	22,485

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Climate Action	13,000	10,000	—	10,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	13,000	10,000	—	10,000

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 22 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Environmental Protection, Environmental Sustainability, BC Parks, Conservation Officer Service, Climate Action, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	8,560	11,531

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things through programs, including administering the Sustainable Environment Fund Act; setting emission and discharge standards, monitoring and reporting on ambient air and water quality, reducing and removing contaminating toxins and waste, managing pesticide use, responding to high-risk environmental emergencies, and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	22,687	22,730

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards, and governance framework for the management, conservation, and utilization of the province’s surface and ground water, watershed management, source and ground water protection, biodiversity, fish and wildlife species and their habitats, and species at risk, including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting and leading research, science, and threat abatement programs to support management, conservation, and protection of all natural resource values, such as the aquatic invasive species defence program; supporting and leading outreach programs to integrate water and natural resource management into industry, municipal, and regional planning and development programs; and fostering public awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards, and coordination of air, water, snow, climate, and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry-related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in this vote. Transfers are provided for access, protection, and management of the environment and related environmental information gathering and management for services provided for in this sub-vote. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

BC PARKS

Voted Appropriation
BC Parks	31,158	49,266

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, recreation, conservation, and utilization of special areas, including provincial parks and protected areas through programs and the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and Protected Areas; wildfire planning, prevention, and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	15,284	15,476

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment; enforcing environmental standards for natural resources management for government; enforcing revenue policies; combating natural resources crimes; public safety issues related to regulated activities; the management of human/wildlife conflicts; the management of predator/livestock issues; and enforcing rules governing the use of forest service recreation sites and trails and fire bans. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	17,526	16,535

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act, British Columbia’s Climate Leadership Plan, along with the requirements under the Greenhouse Gas Industrial Reporting and Control Act, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, and the procurement of carbon offsets. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	566	628
Corporate Services	21,401	22,441
	21,967	23,069

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment and Climate Change Strategy, including salaries, benefits, allowances, and operating expenses of the minister and minister’s staff; executive support, including the deputy ministers’ offices and corporate administration; corporate business innovation, including strategic planning, systems planning, business review and planning, corporate policy development, coordination of legislation and intergovernmental relations, program evaluation, and economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of the environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	117,182	138,607

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 23 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	11,828	11,870

Voted Appropriation Description: This sub-vote provides for an objective, publicly accessible, and neutrally administered process under the Environmental Assessment Act. The process assesses environmental, economic, social, heritage, and health effects of major project proposals in British Columbia; identifies means for preventing or reducing adverse effects; and oversees certified projects to ensure that potential adverse effects of projects are avoided or mitigated and purported benefits are achieved. The Environmental Assessment Office provides the facilitation, coordination, and resources for project assessments, including First Nations engagement, consultation, and where possible, collaboration; consultation with members of the public, interest groups, and other levels of government; and compliance and effectiveness monitoring and management in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 23 — ENVIRONMENTAL ASSESSMENT OFFICE	11,828	11,870

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	1,800	3,675

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	18,935	18,935

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	81,785	91,475
Operating Costs	51,968	57,331
Government Transfers	12,957	21,307
Other Expenses	29,169	29,108
Internal Recoveries	(21,091)	(21,091)
External Recoveries	(5,043)	(5,043)
TOTAL OPERATING EXPENSES	149,745	173,087

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2016/17	2017/18

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act in 2008. It provides for enhanced management, facilities, and services benefiting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; as donations, bequests, and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	3,707	4,776
OPERATING TRANSACTIONS
Revenue	1,900	3,775
Expense	(1,800)	(3,675)
Net Revenue (Expense)	100	100
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	1,369
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	4,776	4,476

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water and for environmental renewal by preventing pollution, controlling pollutants, and undertaking remediation activities through administration of the Environmental Management Act, the Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, contributions from the federal government, other organizations, and individuals. Expenses represent transfers to the Ministry of Environment and Climate Change Strategy for administration; the development of policies, legislation and regulations, standards, and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	13,451	17,269
OPERATING TRANSACTIONS
Revenue	19,900	19,400
Expense	(18,935)	(18,935)
Net Revenue (Expense)	965	465
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	2,853
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	17,269	17,734

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	13,000	10,000
Receipts	—	—
Net Cash Requirement (Source)	13,000	10,000

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support the sound and transparent management of government’s finances; provide a strong, competitive, and vibrant economy; lead fair, efficient, and effective tax and royalty programs to support government services; provide human resource leadership and services that contribute to better business performance of ministries and government as a whole; and enhance access to government services and information for citizens, lead the commitment to open government by informing citizens about government policies, programs, and services, and directly engaging with citizens on issues and decisions made by government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATIONS
Vote 24 — Ministry Operations	162,124	170,312
Vote 25 — Government Communications and Public Engagement	33,879	34,205
Vote 26 — BC Public Service Agency	50,861	53,410
Vote 27 — Benefits	1	1

STATUTORY APPROPRIATIONS
Financial Administration Act	—	3,505,000
Housing Priority Initiatives Special Account	—	37,636
Insurance and Risk Management Account Special Account	4,178	4,180
Long Term Disability Fund Special Account	—	57,585
Less: Transfer from Ministry Operations Vote	—	(35,474)
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	251,053	3,826,865

CAPITAL EXPENDITURES [2]	437	320
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	164,720	156,860
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FINANCE

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treasury Board Staff	6,691	6,708	(7)	6,701
Office of the Comptroller General	21,005	21,339	(209)	21,130
Treasury	1	30,807	(30,806)	1
Revenue Division	82,925	184,382	(94,620)	89,762
Policy and Legislation	4,964	32,215	(25,908)	6,307
Public Sector Employers’ Council Secretariat	16,634	16,658	(21)	16,637
Crown Agency and Board Resourcing Office	850	854	(2)	852
Executive and Support Services	29,054	28,924	(2)	28,922
Government Communications	26,658	26,790	(103)	26,687
Government Digital Experience	7,221	7,520	(2)	7,518
BC Public Service Agency	50,861	54,950	(1,540)	53,410
Benefits	1	68,394	(68,393)	1
Financial Administration Act	—	3,505,000	—	3,505,000
Housing Priority Initiatives Special Account	—	37,636	—	37,636
Insurance and Risk Management Account Special Account	4,178	6,531	(2,351)	4,180
Long Term Disability Fund Special Account	—	29,497	(7,386)	22,111
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	251,053	4,058,215	(231,350)	3,826,865

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	427	310	—	310
BC Public Service Agency	10	10	—	10

TOTAL CAPITAL EXPENDITURES	437	320	—	320

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	164,725	361,020	(204,160)	156,860
Provincial Home Acquisition Wind Up Special Account	(5)	—	—	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	164,720	361,020	(204,160)	156,860

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	—	1,276,000	(1,276,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,276,000	(1,276,000)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 24 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Crown Agency and Board Resourcing Office, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,691	6,701

Voted Appropriation Description: This sub-vote provides for financial management advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	21,005	21,130

Voted Appropriation Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, payment card industry requirements, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting, and continuous improvement. This sub-vote also provides for special investigations; management advisory services; preparation of the Public Accounts, financial statements, and management reports; financial compliance monitoring and reporting; payment diversion; and the Corporate Services Secretariat. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Financial System. This sub-vote provides for the operation of Internal Audit and Advisory Services. Services include internal audit and management advisory services pertaining to the efficiency and effectiveness of government operations; financial and management controls; performance management, accountability, and risk management; and special audits and reviews requested by Treasury Board. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Central Deposit Program, the Consolidated Revenue Fund, and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

REVENUE DIVISION

Voted Appropriation
Revenue Division	82,925	89,762

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of revenue statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	4,963	4,972
Financial Institutions Commission	1	1,334
Office of the Superintendent of Real Estate	—	1
	4,964	6,307

Voted Appropriations Description: This sub-vote provides for the legislative frameworks for the corporate and personal property registries, as well as the regulation of financial services, capital markets, occupational pension plans, real estate services, and societies. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations; for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government; and supports the implementation of government tax policy through legislation and regulation. This sub-vote also provides for operation and related administrative costs of the Office of the Superintendent of Real Estate, the Financial Institutions Commission, and the Credit Union Deposit Insurance Corporation. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,634	16,637

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the Public Sector Employers Act, and related expenses. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for activities described within this sub-vote. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

CROWN AGENCY AND BOARD RESOURCING OFFICE

Voted Appropriation
Crown Agency and Board Resourcing Office	850	852

Voted Appropriation Description: This sub-vote provides for the Crown Agency and Board Resourcing Office which provides the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions and oversight of governance and corporate accountability across all public sector organizations. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	726	726
Corporate Services	28,328	28,196
	29,054	28,922

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; and executive, strategic, and administrative support for the ministry, including financial, strategic human resources, business planning, information and systems management, and records services. Corporate services are provided to the BC Public Service Agency, Government Communications and Public Engagement, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

VOTE 24 — MINISTRY OPERATIONS	162,124	170,312

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 25 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Government Communications and Government Digital Experience.

GOVERNMENT COMMUNICATIONS

Voted Appropriation
Government Communications	26,658	26,687

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries and certain public bodies. This sub-vote is also responsible for the operation of the Confidence and Supply Agreement Secretariat and includes salaries and remuneration of the secretariat staff and related expenses. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications-related activities. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

GOVERNMENT DIGITAL EXPERIENCE

Voted Appropriation
Government Digital Experience	7,221	7,518

Voted Appropriation Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the delivery of common web services for government; service design; and citizen engagement activities. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 25 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	33,879	34,205

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 26 — BC PUBLIC SERVICE AGENCY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: BC Public Service Agency.

BC PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	22,056	22,094
Service Operations	12,540	13,824
Talent Management	10,632	11,392
Employee Relations	3,815	4,008
Corporate Services	1,818	2,092
	50,861	53,410

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of day-to-day human resource services to assist clients in meeting their business goals, including consulting, compensation and classification, payroll, learning services, performance management, development and diversity, recognition and engagement programs, succession management, and hiring. This sub-vote also provides for a full range of labour relations services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 26 — BC PUBLIC SERVICE AGENCY	50,861	53,410

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 27 — BENEFITS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	289,523	333,030
Employee Health Benefits	114,920	134,958
Long Term Disability	33,778	34,626
Other Benefits	5,198	5,623
Benefits Administration	7,277	8,288
Recoveries	(450,695)	(516,524)
	1	1

Voted Appropriations Description: This sub-vote provides for services in pension, retirement, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 27 — BENEFITS	1	1

MINISTRY OF FINANCE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the Financial Administration Act and the following special accounts: Housing Priority Initiatives, Insurance and Risk Management Account, Long Term Disability Fund, and Provincial Home Acquisition Wind Up.

FINANCIAL ADMINISTRATION ACT

Statutory Appropriation
Financial Administration Act	—	3,505,000

Statutory Appropriation Description: This statutory appropriation provides for the extinguishment of the fiscal agency loan agreement between government and Transportation Investment Corporation.

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

Statutory Appropriation
Housing Priority Initiatives special account	—	37,636

Statutory Appropriation Description: This statutory appropriation provides for the Housing Priority Initiatives special account which is governed under the Special Accounts Appropriation and Control Act.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,178	4,180

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

Statutory Appropriation
Long Term Disability Fund special account	—	57,585
Less: Transfer from Ministry Operations Vote	—	(35,474)
	—	22,111

Statutory Appropriation Description: This statutory appropriation provides for the Long Term Disability Fund special account which is governed under the Public Service Benefit Plan Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	686,567	800,085
Operating Costs	167,844	168,295
Government Transfers	22,475	59,171
Other Expenses	133,440	3,626,119
Internal Recoveries	(525,936)	(595,455)
External Recoveries	(233,337)	(231,350)
TOTAL OPERATING EXPENSES	251,053	3,826,865

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective July 28, 2016, for the purposes of supporting housing, rental, and shelter programs as set out under the Act. Expenses include acquisition, construction, maintenance, renovation, support payments, and administrative costs; revenue and recoveries include transfers, receipts, and interest allocated; receipts include repayment of loans issued and interest paid on those loans; and disbursements include loans issued, support payments, and payments in respect of loan guarantees.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	—	76,687
OPERATING TRANSACTIONS
Revenue	—	37,636
Expense	—	(37,636)
Net Revenue (Expense)	—	—

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	1,687

Transfer from (to) the General Fund	75,000	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	76,687	76,687

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to or for participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with or for participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with or for participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	494,617	520,337
OPERATING TRANSACTIONS
Revenue	21,790	21,790
Expense	(53,609)	(53,611)
Internal and External Recoveries	49,431	49,431
Net Revenue (Expense)	17,612	17,610
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	7,717
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	520,337	538,338

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3   The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

This account was established under the Public Service Benefit Plan Act effective April 1, 2017, for the purpose of continuing the operations of the Long Term Disability Plan. Revenues and recoveries include premiums paid into the special account by participating employers and interest amounts credited to the special account balance as prescribed by regulation. Expenses of the special account include benefit payments, expenses relating to changes in the actuarial estimate of plan liabilities, and plan administrative costs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	—	621,912
OPERATING TRANSACTIONS
Revenue	—	37,315
Expense	—	(65,059)
Internal and External Recoveries	—	7,474
Transfer from Ministry Operations Vote	—	35,474
Net Revenue (Expense)	—	15,204
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	—	637,116

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The opening balance of the Long Term Disability Fund special account was established effective April 1, 2017 by section 6.1(3) of the Public Service Benefit Plan Act. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Program Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	15,468	15,469
OPERATING TRANSACTIONS
Revenue	5	5
Expense	(10)	(10)
Net Revenue (Expense)	(5)	(5)
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	1
FINANCING TRANSACTIONS
Receipts	5	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	5	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	15,469	15,464

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,650	3,000
Receipts	(13,000)	(14,000)
Net Cash Requirement (Source)	(10,350)	(11,000)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Families with Children Tax Deferment Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	132,000	132,000
Receipts	(64,000)	(64,000)
Net Cash Requirement (Source)	68,000	68,000

LOCAL GOVERNMENT ACT — Disbursements are made to Improvement Districts by the province to purchase capital assets and are charged interest and an administration fee. The minister may authorize that the amount required to be collected from property owners benefiting from the use of the assets, including interest and administration fees, be levied over a number of years and in the manner that the minister considers appropriate. Receipts represent repayments of outstanding principal recovered by rural property tax levy. Interest and fee revenues recovered by the levy are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	2,000
Receipts	—	(1,660)
Net Cash Requirement (Source)	—	340

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	75	20
Receipts	(8,000)	(4,500)
Net Cash Requirement (Source)	(7,925)	(4,480)

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	230,000	224,000
Receipts	(115,000)	(120,000)
Net Cash Requirement (Source)	115,000	104,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	12,000	12,000
Receipts	(12,000)	(12,000)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	430,000	467,000
Receipts	(430,000)	(467,000)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,000	3,000
Receipts	(3,000)	(3,000)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	41,000	56,000
Receipts	(41,000)	(56,000)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	338,000	352,000
Receipts	(338,000)	(352,000)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	356,000	386,000
Receipts	(356,000)	(386,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE

OPERATIONS AND RURAL DEVELOPMENT

The mission of the Ministry of Forests, Lands, Natural Resource Operations and Rural Development is to support the sustainable development of forest, mineral, and land resources and the competitiveness of industries that use them; and to make effective land and resource decisions that produce economic prosperity and environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17 [1]	2017/18
VOTED APPROPRIATIONS
Vote 28 — Ministry Operations	428,442	459,150
Vote 29 — Fire Management	63,164	506,293

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	181,659	183,174
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	673,285	1,148,637
CAPITAL EXPENDITURES ²	72,653	95,944
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	94,534	101,858
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Integrated Resource Operations	59,237	62,594	(1,936)	60,658
Resource Stewardship	107,624	175,826	(59,548)	116,278
Tenures, Competitiveness and Innovation	41,239	57,108	(12,751)	44,357
Timber Operations, Pricing and First Nations	24,282	24,458	(2)	24,456
Regional Operations	126,837	145,059	(5,212)	139,847
Executive and Support Services	69,223	73,984	(430)	73,554
Fire Management	63,164	518,564	(12,271)	506,293
BC Timber Sales Account Special Account	181,659	183,175	(1)	183,174
Crown Land Special Account	20	5,983	(5,963)	20
Forest Stand Management Fund Special Account	—	1,574	(1,574)	—

TOTAL OPERATING EXPENSES	673,285	1,248,325	(99,688)	1,148,637

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	25,893	52,852	—	52,852
Fire Management	525	525	—	525
BC Timber Sales Account Special Account	46,235	42,567	—	42,567

TOTAL CAPITAL EXPENDITURES	72,653	95,944	—	95,944

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Resource Operations	600	600	—	600
Tenures, Competitiveness and Innovation	6,382	6,382	—	6,382
BC Timber Sales Account Special Account	87,582	94,876	—	94,876
Crown Land Special Account	(30)	—	—	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	94,534	101,858	—	101,858

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	6,500	(6,500)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,500	(6,500)	—

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 28 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Integrated Resource Operations; Resource Stewardship; Tenures, Competitiveness and Innovation; Timber Operations, Pricing and First Nations; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	59,237	60,658

Voted Appropriation Description: This sub-vote provides for the stewardship and management of heritage and natural resource operations, including compliance and enforcement of provincial and First Nation laws relating to resource use; provincial resource information and mapping; legal registry of all natural resource tenures; fire prevention and control; resort development; recreation sites and trails; archaeological permitting and site registry and management; and heritage property management and conservation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriation
Resource Stewardship	107,624	116,278

Voted Appropriation Description: This sub-vote provides for resource stewardship activities, including land-based investments; timber supply planning and determination; tree improvement; research; growth and yield; silviculture; forest health; forest carbon; forest genetics; forest inventory; climate change adaptation and mitigation; monitoring the effectiveness of resource practices; land and marine use planning; and legislation, policies, and practices that support sustainable management of forests, water, fish, wildlife, and habitat. This sub-vote also provides for stewardship activities related to invasive plants and species, fish, wildlife, and habitat; ocean policy; water rental remissions; river forecasts; water use regulation, planning, and licensing; and safety, including dams and dikes. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

TENURES, COMPETITIVENESS AND INNOVATION

Voted Appropriation
Tenures, Competitiveness and Innovation	41,239	44,357

Voted Appropriation Description: This sub-vote provides for activities, including tenure policy and administration; activities that promote forest industry competitiveness and innovation; forest and Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; compensation; research and development related to wood products and processes; the delivery of regional economic development programs and services; and rural economic development. Costs may be recovered from fees received from log exports. Costs may also be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

TIMBER OPERATIONS, PRICING AND FIRST NATIONS

Voted Appropriation
Timber Operations, Pricing and First Nations	24,282	24,456

Voted Appropriation Description: This sub-vote provides for pricing activities, including establishing policies and administering the province’s timber measurement, pricing, revenue forecasting and billing systems; safety policy; forest service road and bridge maintenance and infrastructure; resource road policy and legislation; management of British Columbia’s participation in Softwood Lumber trade negotiations; and developing First Nation related policy and procedures to meet legal obligations and enhance First Nations participation in the natural resource economy. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	126,837	139,847

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection and other operational activities in relation to forests, lands, fish and wildlife, invasive species, rangeland, water, soil, mining resources, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat and ecosystem management; aquaculture, marine planning, and regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; regional geographic information and sales; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, land use initiatives, and for the operation of regional offices that provide client assistance with access to natural resource authorizations. Costs may be recovered from special accounts, ministries, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	690	792
Corporate Services	68,533	72,762
	69,223	73,554

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including the office of the Minister of Forests, Lands, Natural Resource Operations and Rural Development, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, and corporate and strategic policy, legislation, and initiatives; and revenue collection. Corporate services are also provided to other ministries that support the natural resource sector. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 28 — MINISTRY OPERATIONS	428,442	459,150

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 29 — FIRE MANAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Fire Management.

FIRE MANAGEMENT

Voted Appropriation
Fire Management	63,164	506,293

Voted Appropriation Description: This sub-vote provides for authorized expenditures under the Wildfire Act, including direct fire control, abatement of public safety risks as a result of fire control, abatement of public safety risks on Crown land as a result of fire, rehabilitation of land damaged by fire control, rehabilitation of Crown land damaged by fire, abatement of fire hazard risks on Crown land, compensation to the owner of private land and any tenant of private land for damage caused to the private land by the government in carrying out the fire control, and fire prevention and fire preparedness. Costs may be recovered from special accounts, ministries, Crown corporations, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 29 — FIRE MANAGEMENT	63,164	506,293

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	181,659	183,174

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	317,010	529,335
Operating Costs	314,155	563,248
Government Transfers	44,828	52,624
Other Expenses	143,557	147,417
Internal Recoveries	(41,500)	(44,299)
External Recoveries	(104,765)	(99,688)
TOTAL OPERATING EXPENSES	673,285	1,148,637

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees), and the proceeds from the sale of hard or soft assets incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; the costs associated with BC Timber Sales disposition agreements entered into under the Forest Act; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	418,202	431,734
OPERATING TRANSACTIONS
Revenue	276,770	312,066
Expense	(194,662)	(198,976)
Internal and External Recoveries	13,003	15,802
Net Revenue (Expense)	95,111	128,892
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	75,492
Transfer from (to) the General Fund	(100,000)	(100,000)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(87,582)	(94,876)
Capital Expenditures	(46,235)	(42,567)
Net Cash Source (Requirement)	(133,817)	(137,443)
Difference Between 2016/17 Estimates and Projected Actual Net Cash Source (Requirement)	(23,227)	—
Working Capital Adjustments and Other Spending Authority Committed³	99,973	108,931
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	431,734	432,114

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3   The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, was changed to a special account under the Special Appropriations Act in 1982, and provisions were modified under the Special Accounts Appropriation and Control Act in 1988. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	120,924	138,394
Less: Cost of Development	(296)	(551)
	120,628	137,843
Expense	(20)	(20)
Net Revenue (Expense)	120,608	137,823

FREE CROWN GRANTS AND NOMINAL RENT TENURES³
Expense:[4]
– Ministry of Advanced Education, Skills and Training	(1)	(1)
– Ministry of Attorney General	(1)	(2)
– Ministry of Education	(6,000)	(1)
– Ministry of Energy, Mines and Petroleum Resources	—	(1)
– Ministry of Environment and Climate Change Strategy	(1)	(1)
–Ministry of Forests, Lands, Natural Resource Operations and Rural Development	(1)	(1,801)
– Ministry of Health	(1)	(1)
– Ministry of Jobs, Trade and Technology	(1)	(1)
– Ministry of Municipal Affairs and Housing	(1,001)	(1,001)
– Ministry of Social Development and Poverty Reduction	(1)	(1)
– Ministry of Transportation and Infrastructure	(1)	(1)
– Renewal of Nominal Rent Tenures	(1,557)	(3,149)
– Contingency	(1)	(2)
Total Expense	(8,567)	(5,963)

Internal and External Recoveries	8,567	5,963
Net Revenue (Expense)	—	—
Transfer from (to) the General Fund	(120,638)	(137,823)

FINANCING TRANSACTIONS
Receipts	30	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	30	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	50,000	50,000

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3   Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

4   The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2017/18 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	12,152	12,612
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(1,574)	(1,574)
Internal and External Recoveries	1,574	1,574
Net Revenue (Expense)	—	—
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	460
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	12,612	12,612

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

TENURES, COMPETITIVENESS AND INNOVATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,382	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,382	6,382

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2016/17	2017/18

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licences collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,380	6,500
Receipts	(6,380)	(6,500)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 30 — Ministry Operations	17,817,674	18,749,654

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	17,964,924	18,896,904
CAPITAL EXPENDITURES [2]	3,948	2,566
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF HEALTH

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Health Programs	17,744,026	19,101,750	(428,367)	18,673,383
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	220,898	234,370	(10,849)	223,521
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	17,964,924	19,336,120	(439,216)	18,896,904

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	3,948	2,566	—	2,566
TOTAL CAPITAL EXPENDITURES	3,948	2,566	—	2,566

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 30 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	12,234,276	12,825,684
Medical Services Plan	4,285,998	4,570,177
PharmaCare	1,173,064	1,225,764
Health Benefits Operations	44,298	45,227
Vital Statistics	6,390	6,531
	17,744,026	18,673,383

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multidisciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Vital Statistics provides funding for the administration; registration; record maintenance; certification; statistical analysis; and reporting of births, deaths, and marriages occurring in the province. Costs may be recovered from individuals and organizations, including ministries, health authorities, and other levels of government for activities described within this sub-vote. This includes recoveries from the federal government under the Home and Community Care and Mental Health and Addictions funding agreement.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	729	769
Stewardship and Corporate Services	220,169	222,752
	220,898	223,521

Voted Appropriations Description: This sub-vote provides funding for the office of the Minister of Health, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for Seniors. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health care system; development of long-term health plans; monitoring and regulation of professional associations; public health reports on population health through the Provincial Health Officer; and monitoring and reporting on a range of services for seniors related to health care, personal care, housing, transportation, and income support through the Office of the Seniors Advocate. Costs may be recovered from individuals and organizations, including ministries, health authorities, and other levels of government for activities described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	17,817,674	18,749,654

MINISTRY OF HEALTH

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	113,231	114,378
Operating Costs	169,512	166,324
Government Transfers	17,973,765	19,052,998
Other Expenses	150,043	150,009
Internal Recoveries	(147,589)	(147,589)
External Recoveries	(294,038)	(439,216)
TOTAL OPERATING EXPENSES	17,964,924	18,896,904

MINISTRY OF HEALTH

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	—	—

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

The mission of the Ministry of Indigenous Relations and Reconciliation is to lead the Province of British Columbia in efforts towards true, lasting reconciliation with Indigenous peoples in British Columbia. A key component of reconciliation involves enhancing relationships and respecting how communities choose to define themselves. The ministry works towards reconciliation with First Nations, Métis and Inuit people in British Columbia through treaties, agreements, partnerships, and other reconciliation initiatives such as support for culture and language revitalization, economic initiatives, community development, and capacity building.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATIONS
Vote 31 — Ministry Operations	39,211	40,890
Vote 32 — Treaty and Other Agreements Funding	41,949	41,002

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	1,650	1,850
First Nations Clean Energy Business Fund Special Account	2,962	7,222

OPERATING EXPENSES	85,772	90,964
CAPITAL EXPENDITURES [2]	1	5,341
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Negotiations and Regional Operations	14,097	14,242	(58)	14,184
Strategic Partnerships and Initiatives Division	19,687	21,762	(402)	21,360
Executive and Support Services	5,427	5,348	(2)	5,346
Treaty and Other Agreements Funding	41,949	53,800	(12,798)	41,002
First Citizens Fund Special Account	1,650	1,850	—	1,850
First Nations Clean Energy Business Fund Special Account	2,962	7,224	(2)	7,222

TOTAL OPERATING EXPENSES	85,772	104,226	(13,262)	90,964

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	5,341	—	5,341

TOTAL CAPITAL EXPENDITURES	1	5,341	—	5,341

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 31 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Negotiations and Regional Operations, Strategic Partnerships and Initiatives Division, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS

Voted Appropriation
Negotiations and Regional Operations	14,097	14,184

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements, revenue-sharing agreements, reconciliation agreements and other agreements with First Nations, Indigenous people and organizations, and the federal government; and for the negotiation of agreements with the federal government to cost share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of engagements with First Nations and Indigenous people, including development of government-to-government resource management protocols, cross-government coordination of First Nations and Indigenous people consultation and accommodation, and treaty implementation and treaty-related measures. This sub-vote also provides for the operation of regional offices that provide customer assistance with supporting information and strategic stakeholder engagement on regional initiatives and priorities, including guidelines on First Nation consultation, accommodation, and non-treaty policy and negotiations. Regional offices support agencies across government to coordinate engagements with First Nations and Indigenous people, including providing day-to-day advice on relationships with First Nations and Indigenous people, negotiation mandate development, negotiation leadership and support, and implementation to ensure that provincial government obligations are met. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

STRATEGIC PARTNERSHIPS AND INITIATIVES DIVISION

Voted Appropriation
Strategic Partnerships and Initiatives Division	19,687	21,360

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s approach to reconciliation with First Nations and Indigenous people through non-treaty negotiations considered strategically important to furthering the socio-cultural and natural resource development priorities of government, including revenue sharing and shared decision making, and by liaising with key Indigenous business groups and organizations. This sub-vote also supports the development of treaty and non-treaty related policy in the areas of consultation, accommodation, revenue sharing and reconciliation; produces the provincial lands, resources, and governance mandates and policies that represent provincial interests at the treaty and other negotiation tables; provides for implementation of agreements with the federal government to cost share treaties and other arrangements with First Nations; provides for all activities supporting the closing and bringing into effect of agreements with First Nations, including the development of legislation, the closing and implementation of agreements under the British Columbia Treaty Commission process, and the transfer of Crown land; supports other agencies across government to implement treaties and other agreements and ensure provincial obligations within the treaty and other agreements are addressed; and facilitates engagement and negotiation among First Nations, provincial ministries, and key stakeholders with the aim of accommodating First Nation interests and promoting collaboration and coordination on Indigenous issues across sectors and orders of government. This sub-vote also provides for initiatives to close the socio-economic gaps between Indigenous people and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Indigenous people, and support for data development and reporting out on progress. This sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development and innovation, support to Indigenous leadership and advisory bodies, and for administration of the First Citizens Fund, the First Nations Clean Energy Business Fund special account, and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	581	683
Corporate Services	4,846	4,663
	5,427	5,346

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Indigenous Relations and Reconciliation, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also funds the ministry’s planning efforts, including strategic, service, and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

VOTE 31 — MINISTRY OPERATIONS	39,211	40,890

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 32 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriation
Treaty and Other Agreements Funding	41,949	41,002

Voted Appropriation Description: This sub-vote provides for transfers to First Nations, Indigenous people and organizations, and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements, including as a result of the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act. Costs may be recovered from ministries, other entities within government, and parties external to government for transfers described within this sub-vote, and from revenue received from stumpage, petroleum, natural gas, and minerals extraction or other sources.

VOTE 32 — TREATY AND OTHER AGREEMENTS FUNDING	41,949	41,002

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	1,650	1,850

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	2,962	7,222

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,650	22,867
Operating Costs	7,954	8,670
Government Transfers	63,646	70,797
Other Expenses	2,500	2,397
Internal Recoveries	(4)	(505)
External Recoveries	(10,974)	(13,262)
TOTAL OPERATING EXPENSES	85,772	90,964

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational, and cultural well-being of Indigenous people who are normally residents of British Columbia by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities, including student bursaries; heritage, language, and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	130	223
OPERATING TRANSACTIONS
Revenue	1,650	1,850
Expense	(1,650)	(1,850)
Net Revenue (Expense)	—	—

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	93

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	223	223

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS ¹

($000)

Estimates	Estimates
2016/17	2017/18

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act which came into force in 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	6,338	9,645
OPERATING TRANSACTIONS
Revenue	3,305	7,222
Expense	(2,962)	(7,225)
Internal and External Recoveries	—	3
Net Revenue (Expense)	343	—

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	2,964

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	9,645	9,645

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

The mission of the Ministry of Jobs, Trade and Technology incorporates key lines of government services to grow British Columbia’s economy for the benefit of all residents and communities. The ministry’s work includes establishing British Columbia as a preferred location for new and emerging technologies, supporting programs related to economic growth and job creation, providing integrated trade and investment programs to help increase exports for British Columbia businesses, supporting innovation and strategic investments across the province, and developing British Columbia’s national and international trade relations.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18

VOTED APPROPRIATION
Vote 33 — Ministry Operations	86,201	120,323

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	86,701	120,823

CAPITAL EXPENDITURES ²	3	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
International Business Development	18,658	21,198	(2)	21,196
Technology, Innovation and Economic Development	9,240	20,448	(8)	20,440
Workforce, Immigration and Major Investments	11,707	16,898	(5,153)	11,745
Integrated Data Office	4,600	9,234	(594)	8,640
International Strategy and Competitiveness	8,974	8,993	(2)	8,991
Small Business, Regulatory and Service Improvement	3,096	3,098	(2)	3,096
Transfers to Crown Corporations and Agencies	24,390	40,640	—	40,640
Executive and Support Services	5,536	5,577	(2)	5,575
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	86,701	126,586	(5,763)	120,823

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	3	1	—	1

TOTAL CAPITAL EXPENDITURES	3	1	—	1

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 33 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: International Business Development; Technology, Innovation and Economic Development; Workforce, Immigration and Major Investments; Integrated Data Office; International Strategy and Competitiveness; Small Business, Regulatory and Service Improvement; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

INTERNATIONAL BUSINESS DEVELOPMENT

Voted Appropriation
International Business Development	18,658	21,196

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives, offices, and agencies; development and delivery of outbound trade and investment missions in conjunction with public and private sector partners; programming to assist British Columbia companies to conduct international business; and partnerships with public and private sector organizations to achieve trade and investment objectives. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for activities described within this sub-vote.

TECHNOLOGY, INNOVATION AND ECONOMIC DEVELOPMENT

Voted Appropriations
Economic Development	5,640	16,240
Technology and Innovation	3,600	4,200
	9,240	20,440

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; providing strategic direction to remove barriers to innovation and commercialization; and providing financial support for projects, programs, initiatives, and trusts that support academic excellence. This sub-vote also provides for the development and implementation of comprehensive economic strategies, initiatives, provincial plans, policies and legislation; delivery of regional and provincial economic development programs and services to foster economic growth and job creation; and support for the operations of the Aboriginal Business Investment Council. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

WORKFORCE, IMMIGRATION AND MAJOR INVESTMENTS

Voted Appropriations
Workforce Development and Immigration	10,615	10,653
Major Investments Office	1,092	1,092
	11,707	11,745

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, and delivery of the British Columbia Provincial Nominee Program, Immigration and Refugee Programs, and the Liquefied Natural Gas Working Group. Immigration Programs includes external service delivery for initiatives related to settlement and immigration and the implementation of the Canada-British Columbia Foreign Credential Recognition Program Agreement and the Canada-British Columbia Immigration Agreement. This sub-vote also provides for working with investors to facilitate investment in British Columbia and working with stakeholders to identify barriers impeding investment projects and working to overcome them. Costs related to the British Columbia Provincial Nominee Program may be recovered from fees. Costs may also be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

INTEGRATED DATA OFFICE

Voted Appropriations
Integrated Data Office	3,990	8,029
BC Stats	610	611
	4,600	8,640

Voted Appropriations Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the integration, access, analysis, and dissemination of public sector data; service design and business transformation services; and key programs related to open government, including open data, open information, and citizen engagement. This sub-vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, the federal government, other public sector organizations, public and private organizations, and the public for activities described within this sub-vote.

INTERNATIONAL STRATEGY AND COMPETITIVENESS

Voted Appropriation
International Strategy and Competitiveness	8,974	8,991

Voted Appropriation Description: This sub-vote provides for the delivery of investment capital and venture capital programming by administering tax credits under the Small Business Venture Capital Act and the Employee Investment Act, and by acting as the lead and working with the BC Immigrant Investment Fund Ltd. and the B.C. Renaissance Capital Fund Ltd. This sub-vote provides for the delivery of all international marketing activities; and the development and delivery of geographic market strategies and sector strategies, including acting as lead and working with Forestry Innovation Investment Ltd. This sub-vote also provides for the management of British Columbia’s participation in domestic and international trade agreements and initiatives; the facilitation of trade and investment through resolution of trade disputes; the promotion of business development opportunities provided by trade agreements; and the provision of strategic advice with respect to the province’s trade obligations. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, other organizations, and parties external to government for activities described within this sub-vote.

SMALL BUSINESS, REGULATORY AND SERVICE IMPROVEMENT

Voted Appropriation
Small Business, Regulatory and Service Improvement	3,096	3,096

Voted Appropriation Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to small business and regulatory reform in British Columbia; operational, programming, and research activities related to small business, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia; the provision of strategic direction to the province regarding addressing barriers to citizens and businesses, advancing economic development, increasing productivity and competitiveness, and streamlining access to government services; and the operation of the Small Business Roundtable. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, other organizations, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Innovation Council	6,090	21,590
Forestry Innovation Investment Ltd	18,300	19,050
	24,390	40,640

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including British Columbia Innovation Council and Forestry Innovation Investment Ltd.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	989	989
Corporate Services	4,547	4,586
	5,536	5,575

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Trade and Technology and the Minister of State for Trade, including salaries, benefits, allowances, and operating expenses for the ministers and their staff; and for the Parliamentary Secretary for Technology. This sub-vote also provides for executive direction of the Ministry of Jobs, Trade and Technology and administrative services for the operating programs of the Ministry of Jobs, Trade and Technology; the Ministry of Labour; the Ministry of Municipal Affairs and Housing; the Ministry of Tourism, Arts and Culture; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems. Costs may be recovered from ministries and Crown corporations and agencies for activities described within this sub-vote.

VOTE 33 — MINISTRY OPERATIONS	86,201	120,323

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	38,141	41,321
Operating Costs	25,572	29,888
Government Transfers	35,226	61,200
Other Expenses	395	400
Internal Recoveries	(6,223)	(6,223)
External Recoveries	(6,410)	(5,763)
TOTAL OPERATING EXPENSES	86,701	120,823

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitamaat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	290	348
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(17)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	348	423

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF LABOUR

The mission of the Ministry of Labour is to establish a fair and balanced labour and employment law framework that supports a growing, sustainable economy. The ministry works to promote worker health and safety, labour relations stability, and to ensure that provincial employment standards reflect the needs of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 34 — Ministry Operations	11,176	11,524

OPERATING EXPENSES	11,176	11,524

CAPITAL EXPENDITURES ²	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF LABOUR

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Programs	9,653	35,903	(25,902)	10,001
Executive and Support Services	1,523	1,878	(355)	1,523

TOTAL OPERATING EXPENSES	11,176	37,781	(26,257)	11,524

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3	3	—	3

TOTAL CAPITAL EXPENDITURES	3	3	—	3

MINISTRY OF LABOUR

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 34 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Labour Programs and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	7,855	7,911
WorkSafeBC Funded Services	1	1
Labour Policy and Legislation	1,797	2,089
	9,653	10,001

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations, including oversight of the Workers Compensation Act, the Employment Standards Act, and the Labour Relations Code; the administration of the Employment Standards Act; and the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and other employment and labour relations initiatives. This sub-vote also provides for legislative and policy support for activities described within this sub-vote. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the accident fund established pursuant to the Workers’ Compensation Act. Costs may also be recovered from ministries and parties external to government for other activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	—	591
Corporate Services	1,523	932
	1,523	1,523

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote also provides for executive direction of the Ministry of Labour; and administrative services for the operating programs of the Ministry of Labour, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems, some of which are provided by the Ministry of Jobs, Trade and Technology and the Ministry of Municipal Affairs and Housing. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 34 — MINISTRY OPERATIONS	11,176	11,524

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,467	31,655
Operating Costs	5,789	6,004
Government Transfers	50	50
Other Expenses	481	482
Internal Recoveries	(408)	(410)
External Recoveries	(26,203)	(26,257)
TOTAL OPERATING EXPENSES	11,176	11,524

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

The mission of the Ministry of Mental Health and Addictions is to help ensure the province’s mental health and addictions services are effective and responsive.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATION
Vote 35 — Ministry Operations	—	4,941

OPERATING EXPENSES	—	4,941

CAPITAL EXPENDITURES ²	—	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Policy Development, Research, Monitoring and Evaluation	—	3,702	—	3,702
Executive and Support Services	—	1,239	—	1,239

TOTAL OPERATING EXPENSES	—	4,941	—	4,941

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	1	—	1

TOTAL CAPITAL EXPENDITURES	—	1	—	1

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 35 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Policy Development, Research, Monitoring and Evaluation; and Executive and Support Services.

POLICY DEVELOPMENT, RESEARCH, MONITORING AND EVALUATION

Voted Appropriation
Policy Development, Research, Monitoring and Evaluation	—	3,702

Voted Appropriation Description: This sub-vote provides for policy development; research; program monitoring and evaluation; partnerships with other organizations; and other activities related to mental health and addictions services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	—	320
Corporate Services	—	919
	—	1,239

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Mental Health and Addictions, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for finance, strategic human resources, information management services and systems, and information and privacy.

VOTE 35 — MINISTRY OPERATIONS	—	4,941

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	—	4,085
Operating Costs	—	845
Other Expenses	—	11
TOTAL OPERATING EXPENSES	—	4,941

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

The mission of the Ministry of Municipal Affairs and Housing is to provide British Columbians with liveable environments by helping local governments and residents build sustainable, well-governed communities, and to provide leadership in meeting the housing needs of all British Columbians by establishing building and safety codes, supporting residential tenants, landlords, and homeowners, and enabling a range of market and non-market housing choices.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATIONS
Vote 36 — Ministry Operations	188,353	244,539
Vote 37 — Housing	415,600	422,098

STATUTORY APPROPRIATIONS
Housing Endowment Fund Special Account	14,104	12,884
University Endowment Lands Administration Account Special Account	8,442	10,442

OPERATING EXPENSES	626,499	689,963

CAPITAL EXPENDITURES [2]	1,074	452
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Local Government	179,455	306,707	(71,905)	234,802
Community and Legislative Services	2,214	144,290	(141,322)	2,968
Executive and Support Services	6,684	6,772	(3)	6,769
Housing	415,600	422,100	(2)	422,098
Housing Endowment Fund Special Account	14,104	12,884	—	12,884
University Endowment Lands Administration Account Special Account	8,442	10,442	—	10,442

TOTAL OPERATING EXPENSES	626,499	903,195	(213,232)	689,963

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	1,074	452	—	452

TOTAL CAPITAL EXPENDITURES	1,074	452	—	452

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 36 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Local Government, Community and Legislative Services, and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	173,872	229,210
University Endowment Lands	5,583	5,592
	179,455	234,802

Voted Appropriations Description: This sub-vote provides for the administration of core local government legislation, including the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and related organizations; development and administration of policy, legislation, and regulations; and the management and delivery of cross-government initiatives. These activities may involve consultation with other ministries; agencies; governments, including local governments; First Nations; and external stakeholders. This sub-vote also provides for the operation of the University Endowment Lands. Costs may be recovered from special accounts, ministries, other organizations through agreements, and local and federal governments for activities described within this sub-vote.

COMMUNITY AND LEGISLATIVE SERVICES

Voted Appropriations
Community and Legislative Services	891	900
Community Gaming Grants	822	1,567
Assessment Services	1	1
Assessment Policy and Support	500	500
	2,214	2,968

Voted Appropriations Description: This sub-vote provides for the administration of the South Coast British Columbia Transportation Authority Act and the South Coast British Columbia Transportation Authority Funding Referenda Act; the distribution of gaming proceeds through community gaming grants; and for the operation of the Property Assessment Review Panels, including the fees and expenses of appointees to the Panels. Costs may be recovered from ministries, the British Columbia Assessment Authority, the British Columbia Lottery Corporation, other organizations through agreements, and local and federal governments for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	572	572
Corporate Services	6,112	6,197
	6,684	6,769

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Municipal Affairs and Housing, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for TransLink. This sub-vote also provides for executive direction of the Ministry of Jobs, Trade and Technology; the Ministry of Labour; the Ministry of Municipal Affairs and Housing; the Ministry of Tourism, Arts and Culture; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems; and support for ministry programs and initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 36 — MINISTRY OPERATIONS	188,353	244,539

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 37 — HOUSING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Housing.

HOUSING

Voted Appropriations
Housing	405,224	411,118
Building and Safety Policy	1,735	1,752
Residential Tenancy	8,641	9,228
	415,600	422,098

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials’ Association Act, the Commercial Tenancy Act, the Rent Distress Act, the British Columbia Fire Code under the Fire Services Act, and the Building Act and concurrent authority for buildings and other structures under the Community Charter. Transfers are provided to British Columbia Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options, and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 37 — HOUSING	415,600	422,098

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Endowment Fund and University Endowment Lands Administration Account.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	14,104	12,884

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	8,442	10,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	26,500	28,737
Operating Costs	12,539	14,466
Government Transfers	724,156	860,075
Other Expenses	8,680	10,664
Internal Recoveries	(8,747)	(10,747)
External Recoveries	(136,629)	(213,232)
TOTAL OPERATING EXPENSES	626,499	689,963

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	95,705	94,485
OPERATING TRANSACTIONS
Revenue	12,884	12,884
Expense	(14,104)	(12,884)
Net Revenue (Expense)	(1,220)	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	94,485	94,485

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Land Act in 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales, rent from land tenures, fees, and the recovery of costs associated with a redevelopment/rezoning process. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	34,047	33,254
OPERATING TRANSACTIONS
Revenue	8,442	10,442
Expense	(8,442)	(10,442)
Net Revenue (Expense)	—	—

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(793)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	33,254	33,254

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to deliver public safety services and programs and to lead the development and coordination of an effective emergency management system for British Columbia.

MINISTRY SUMMARY

($000)

Estimates	Estimates
2016/17 [1]	2017/18

VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	683,559	774,876
Vote 39 — Emergency Program Act	14,475	237,968

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	—	1,995
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	712,819	1,029,624

CAPITAL EXPENDITURES ²	16,342	4,903
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Corrections	232,161	275,030	(5,545)	269,485
Policing and Security	356,850	426,654	(25,618)	401,036
Victim Services and Crime Prevention	40,387	41,118	(300)	40,818
BC Coroners Service	12,339	15,495	(2)	15,493
RoadSafetyBC	9,202	17,842	(4,051)	13,791
Emergency Management BC	15,397	26,743	(11,281)	15,462
Executive and Support Services	17,223	18,793	(2)	18,791
Emergency Program Act	14,475	238,424	(456)	237,968
Civil Forfeiture Account Special Account	—	9,493	(7,498)	1,995
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	712,819	1,084,377	(54,753)	1,029,624

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	16,342	4,903	—	4,903

TOTAL CAPITAL EXPENDITURES	16,342	4,903	—	4,903

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 38 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Corrections, Policing and Security, Victim Services and Crime Prevention, BC Coroners Service, RoadSafetyBC, Emergency Management BC, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	232,161	269,485

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of governments, and other parties both internal and external to government for activities described within this sub-vote.

POLICING AND SECURITY

Voted Appropriation
Policing and Security	356,850	401,036

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province; management of contract policing; the development and administration of policy and legislation regarding cannabis legalization, including stakeholder consultation and public engagement; and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	40,387	40,818

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs, from ministries for special public safety initiatives, and from other levels of government for activities described within this sub-vote.

BC CORONERS SERVICE

Voted Appropriation
BC Coroners Service	12,339	15,493

Voted Appropriation Description: This sub-vote provides for the operation of the BC Coroners Service and the administration of the Coroners Act, including investigating unnatural, sudden, and unexpected deaths; investigating and reviewing children’s deaths; identifying, and publicly reporting on relevant facts about, deceased persons; advancing recommendations aimed at the prevention of death; holding inquests; and reporting on issues affecting public health and safety. Costs may be recovered from ministries, Crown agencies, and other levels of government for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

ROADSAFETYBC

Voted Appropriation
RoadSafetyBC	9,202	13,791

Voted Appropriation Description: This sub-vote provides for programs and activities of RoadSafetyBC, including leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policies, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia’s decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver-related programs. This sub-vote also provides for expenses related to participation in national organizations and reimbursements for programs administered by RoadSafetyBC. Costs may be recovered from ministries, Crown corporations, boards and commissions, other levels of government, organizations, and from appeal fees and program fees for activities described within this sub-vote.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	15,397	15,462

Voted Appropriation Description: This sub-vote provides for program costs related to provincial emergency planning, preparedness, and mitigation activities, including flood, fire, and other hazard and disaster mitigation; assurance of critical infrastructure; promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to emergencies. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and assists major fire investigations and the response to major wildland urban interface fire emergencies. Costs may be recovered from ministries, Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	548	794
Corporate Services	16,675	17,997
	17,223	18,791

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Public Safety and Solicitor General, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Solicitor General’s office; the Parliamentary Secretary for Emergency Preparedness; general services to support program delivery; policy development; and management services for the ministry, including oversight of delegated consumer protection agencies, and the Ministry of Attorney General, including financial administration, facilities management, organizational development, and service planning sponsored by the Minister of Public Safety and Solicitor General. Costs may be recovered for costs associated with consumer restitution. Costs may also be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	683,559	774,876

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 39 — EMERGENCY PROGRAM ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	14,475	237,968

Voted Appropriation Description: This sub-vote provides for operations and operational support described in the Emergency Program Act, including preparedness, response to and recovery from emergencies and disasters, and for hazard mitigation initiatives. This sub-vote allows for statutory appropriation under the Emergency Program Act. Costs may be recovered from ministries, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 39 — EMERGENCY PROGRAM ACT	14,475	237,968

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	—	1,995

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	224,538	254,330
Operating Costs	54,005	77,203
Government Transfers	484,316	751,772
Other Expenses	17,476	19,608
Internal Recoveries	(18,019)	(18,536)
External Recoveries	(49,497)	(54,753)
TOTAL OPERATING EXPENSES	712,819	1,029,624

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	7,371	4,969
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(7,497)	(9,493)
Internal and External Recoveries	7,497	7,498
Net Revenue (Expense)	—	(1,995)

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(2,402)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	4,969	2,974

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	3,136	2,930
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(335)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	2,930	3,059

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	2,444	2,458
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	14

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	2,458	2,458

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	36,882	33,893
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(1,485)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	33,893	32,389

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

The mission of the Ministry of Social Development and Poverty Reduction is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to the services to help them achieve their goals.

MINISTRY SUMMARY

($000)

Estimates	Estimates
2016/17[1]	2017/18

VOTED APPROPRIATION

Vote 40 — Ministry Operations	2,738,202	3,105,460

OPERATING EXPENSES	2,738,202	3,105,460
CAPITAL EXPENDITURES ²	4,034	4,228
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,815,138	2,133,607	(10,080)	2,123,527
Employment	29,000	327,852	(298,838)	29,014
Community Living Services	881,781	940,620	(1)	940,619
Employment and Assistance Appeal Tribunal	1,796	1,797	—	1,797
Executive and Support Services	10,487	10,543	(40)	10,503

TOTAL OPERATING EXPENSES	2,738,202	3,414,419	(308,959)	3,105,460

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	4,034	4,228	—	4,228

TOTAL CAPITAL EXPENDITURES	4,034	4,228	—	4,228

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 40 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Income Assistance, Employment, Community Living Services, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	140,913	143,330
Temporary Assistance	320,000	383,025
Disability Assistance	1,077,714	1,313,555
Supplementary Assistance	276,511	283,617
	1,815,138	2,123,527

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments of assistance described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	28,999	29,013
Labour Market Development Agreement	1	1
	29,000	29,014

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries, other levels of government, and parties external to government under cost-sharing agreements for activities described within this sub-vote.

COMMUNITY LIVING SERVICES

Voted Appropriation
Community Living Services	881,781	940,619

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act. Costs may be recovered from other levels of government under cost-sharing agreements for activities described within this sub-vote.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,796	1,797

Voted Appropriation Description: This sub-vote provides for salaries, benefits, members fees and expenses, and operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for activities described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	475	610
Corporate Services	10,012	9,893
	10,487	10,503

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Poverty Reduction, for executive direction of the ministry and administrative services for the operating programs of the ministry, and for the Parliamentary Secretary for Poverty Reduction. This includes strategic and business planning, financial administration and budget management, strategic human resource management, asset and risk management, and facilities. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	2,738,202	3,105,460

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION

Salaries and Benefits	135,104	136,083
Operating Costs	68,594	69,507
Government Transfers	2,851,751	3,216,140
Other Expenses	22,707	22,574
Internal Recoveries	(29,885)	(29,885)
External Recoveries	(310,069)	(308,959)
TOTAL OPERATING EXPENSES	2,738,202	3,105,460

MINISTRY OF TOURISM, ARTS AND CULTURE

The mission of the Ministry of Tourism, Arts and Culture is to promote economic growth in and integrate it with the vibrant arts, culture, and sport sector to promote British Columbia for residents, visitors, and investors. The ministry’s work supports welcoming, inclusive communities that value diversity and broad opportunities for participation in sports, cultural activities, and the arts.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18

VOTED APPROPRIATION
Vote 41 — Ministry Operations	132,066	133,832

STATUTORY APPROPRIATIONS

BC Arts and Culture Endowment Special Account	2,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700

OPERATING EXPENSES	136,266	138,032
CAPITAL EXPENDITURES ²	—	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TOURISM, ARTS AND CULTURE

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Arts, Culture and Sport	46,867	48,514	(877)	47,637
Tourism and Film Policy	4,196	4,197	(1)	4,196
Multiculturalism and Corporate Initiatives	2,265	2,270	(1)	2,269
Transfers to Crown Corporations and Agencies	77,548	78,540	—	78,540
Executive and Support Services	1,190	1,190	—	1,190
BC Arts and Culture Endowment Special Account	2,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,700	—	1,700

TOTAL OPERATING EXPENSES	136,266	138,911	(879)	138,032

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	1	—	1

TOTAL CAPITAL EXPENDITURES	—	1	—	1

MINISTRY OF TOURISM, ARTS AND CULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 41 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Arts, Culture and Sport; Tourism and Film Policy; Multiculturalism and Corporate Initiatives; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

ARTS, CULTURE AND SPORT

Voted Appropriations
Sport	20,632	21,372
Arts and Cultural Development	26,235	26,265
	46,867	47,637

Voted Appropriations Description: This sub-vote provides for the support of arts and cultural policy and programs; administration and delivery of government programs under the Arts Council Act and administration of the BC150 Cultural Fund and Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. This sub-vote also provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, the Office of the BC Athletic Commissioner, and the administration of the Physical Fitness and Amateur Sports Fund. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

TOURISM AND FILM POLICY

Voted Appropriations
Tourism Policy	1,628	1,628
Film Policy and Creative BC	2,568	2,568
	4,196	4,196

Voted Appropriations Description: This sub-vote provides for the strategy, development, and implementation of provincial plans, policies, and legislation related to tourism and/or the tourism industry in British Columbia; support to the Secretariat for the Minister’s Council on Tourism; and support and funding for the promotion of British Columbia’s creative economy and industries. Costs may be recovered from other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

MULTICULTURALISM AND CORPORATE INITIATIVES

Voted Appropriation
Multiculturalism and Corporate Initiatives	2,265	2,269

Voted Appropriation Description: This sub-vote provides for the policy, administration, operation, delivery, and support of multiculturalism programs and services. Programs and services include public education, leveraging British Columbia’s multicultural advantage, community engagement, and developing networks to fight racism and hate. Costs may be recovered from ministries, organizations, and the federal government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavilion Corporation	9,099	9,199
Destination BC Corp	50,323	50,916
Knowledge Network Corporation	6,260	6,559
Royal British Columbia Museum	11,866	11,866
	77,548	78,540

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including British Columbia Pavilion Corporation, Destination BC Corp., Knowledge Network Corporation, and Royal British Columbia Museum.

MINISTRY OF TOURISM, ARTS AND CULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	—	541
Corporate Services	1,190	649
	1,190	1,190

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Tourism, Arts and Culture, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for Sport and Multiculturalism. This sub-vote also provides for executive direction of the Ministry of Tourism, Arts and Culture; and administrative services for the operating programs of the Ministry of Tourism, Arts and Culture, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, and accommodation and information systems, some of which are provided by the Ministry of Jobs, Trade and Technology and the Ministry of Municipal Affairs and Housing.

VOTE 41 — MINISTRY OPERATIONS	132,066	133,832

MINISTRY OF TOURISM, ARTS AND CULTURE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Arts and Culture Endowment and Physical Fitness and Amateur Sports Fund.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	2,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,700	1,700

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	6,917	7,078
Operating Costs	1,449	1,409
Government Transfers	128,703	130,413
Other Expenses	77	15
Internal Recoveries	(2)	(4)
External Recoveries	(878)	(879)
TOTAL OPERATING EXPENSES	136,266	138,032

MINISTRY OF TOURISM, ARTS AND CULTURE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2008. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the British Columbia Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	7,586	7,128
OPERATING TRANSACTIONS
Revenue	3,100	3,100
Expense	(2,500)	(2,500)
Net Revenue (Expense)	600	600
Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	(1,058)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	7,128	7,728

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TOURISM, ARTS AND CULTURE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2016/17	2017/18

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	168	368
OPERATING TRANSACTIONS
Revenue	1,700	1,700
Expense	(1,700)	(1,700)
Net Revenue (Expense)	—	—

Difference Between 2016/17 Estimates and Projected Actual Net Revenue (Expense)	200

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	368	368

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2016/17 is based on the 2015/16 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates 2016/17 [1]	Estimates 2017/18
VOTED APPROPRIATION
Vote 42 — Ministry Operations	817,664	843,545

OPERATING EXPENSES	817,664	843,545

CAPITAL EXPENDITURES ²	4,072	2,323
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	11,746	1,211,626	(1,199,818)	11,808
Public Transportation	301,678	617,621	(311,490)	306,131
Highway Operations	491,990	645,076	(131,949)	513,127
Commercial Transportation Regulation	1,552	2,544	(976)	1,568
Executive and Support Services	10,698	12,297	(1,386)	10,911

TOTAL OPERATING EXPENSES	817,664	2,489,164	(1,645,619)	843,545

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	4,072	2,323	—	2,323

TOTAL CAPITAL EXPENDITURES	4,072	2,323	—	2,323

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates 2016/17	Estimates 2017/18

VOTE 42 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	2,700	2,712
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	7,829	7,858
Enhancing Economic Development	1,215	1,236
	11,746	11,808

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, Pacific Gateway, and infrastructure development initiatives. Major activities include transportation, highway and corporate policy, service planning and performance measurement, writing services, the development of legislation, and highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation and infrastructure initiatives such as port and airport development and cycling networks. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	107,663	111,516
Coastal Ferry Services	194,015	194,615
	301,678	306,131

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, and payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	457,662	478,638
Commercial Vehicle Safety and Enforcement	23,708	23,865
Inland Ferries	10,620	10,624
	491,990	513,127

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, and assistance with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures, and tunnels; payments to contractors for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals; and transfers to other parties such as local governments. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates 2016/17	Estimates 2017/18

COMMERCIAL TRANSPORTATION REGULATION

Voted Appropriations
Container Trucking Commissioner	1	1
Passenger Transportation Board	490	491
Passenger Transportation Branch	1,061	1,076
	1,552	1,568

Voted Appropriations Description: This sub-vote provides for the offices of the Container Trucking Commissioner, Passenger Transportation Board, and Passenger Transportation Branch. The Container Trucking Commissioner issues, audits, and enforces container trucking licences and oversees key drayage industry activities. The Passenger Transportation Board approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. This sub-vote also provides for costs associated with the administration of Commercial Transportation legislation. Costs may be recovered from ministries, individuals, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	575	620
Corporate Services	10,123	10,291
	10,698	10,911

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote also provides for the deputy minister’s office, and services to support program delivery, including finance, administration, strategic human resources, information technology and management, oversight of Crown corporations, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

VOTE 42 — MINISTRY OPERATIONS	817,664	843,545

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	118,631	123,688
Operating Costs	1,779,018	2,047,568
Government Transfers	276,617	318,771
Other Expenses	1,231	1,156
Internal Recoveries	(574)	(2,019)
External Recoveries	(1,357,259)	(1,645,619)
TOTAL OPERATING EXPENSES	817,664	843,545

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates 2016/17 [1]	Estimates 2017/18
VOTED APPROPRIATION
Vote 43 — Management of Public Funds and Debt	1,168,125	1,249,666

OPERATING EXPENSES	1,168,125	1,249,666
CAPITAL EXPENDITURES ²	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY BY CORE BUSINESS

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,168,122	1,255,888	(6,225)	1,249,663
Cost of Borrowing for Relending to Government Bodies	1	1,334,269	(1,334,268)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1	—	1
Cost of Warehouse Borrowing Program	1	1	—	1

TOTAL OPERATING EXPENSES	1,168,125	2,590,159	(1,340,493)	1,249,666

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

(Minister of Finance)

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,168,122	1,249,663

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include costs, under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, costs associated with business continuation planning in relation to debt management and banking and cash management functions, and management and administration of the rights and obligations of the government under agreements and other arrangements relating to government mortgages and other interests and investments. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the Fiscal Agency Loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements, including interest and all other costs, expenses, charges, and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offset interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,168,125	1,249,666

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,438,057	2,590,159
External Recoveries	(1,269,932)	(1,340,493)
TOTAL OPERATING EXPENSES	1,168,125	1,249,666

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2016/17[1]	2017/18
VOTED APPROPRIATIONS
Vote 44 — Contingencies (All Ministries) and New Programs	450,000	600,000
Vote 45 — Capital Funding	1,303,378	1,591,024
Vote 46 — Commissions on Collection of Public Funds	1	1
Vote 47 — Allowances for Doubtful Revenue Accounts	1	1
Vote 48 — Tax Transfers	1,039,000	1,166,000
Vote 49 — Auditor General for Local Government	2,595	2,594
Vote 50 — Forest Practices Board	3,814	3,817

OPERATING EXPENSES	2,798,789	3,363,437
CAPITAL EXPENDITURES ²	93,373	67,743
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2016/17 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2017/18 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY BY VOTE

($000)

	2016/17	2017/18 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	450,000	600,000	—	600,000
Capital Funding	1,303,378	1,591,029	(5)	1,591,024
Commissions on Collection of Public Funds	1	74,767	(74,766)	1
Allowances for Doubtful Revenue Accounts	1	199,115	(199,114)	1
Tax Transfers	1,039,000	1,166,000	—	1,166,000
Auditor General for Local Government	2,595	2,596	(2)	2,594
Forest Practices Board	3,814	3,819	(2)	3,817

TOTAL OPERATING EXPENSES	2,798,789	3,637,326	(273,889)	3,363,437

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	93,373	67,743	—	67,743

TOTAL CAPITAL EXPENDITURES	93,373	67,743	—	67,743

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 44 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for ex gratia payments and the funding of new programs initiated during the fiscal year.

OPERATING EXPENSES
General Programs	450,000	600,000

CAPITAL EXPENDITURES
Project Reserves	93,373	67,743

VOTE 45 — CAPITAL FUNDING

(Minister of Advanced Education, Skills and Training; Minister of Education; Minister of Health;

Minister of Municipal Affairs and Housing; and Minister of Tourism, Arts and Culture)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the costs of land acquisition; new facility acquisition and construction; and existing facility renovation, improvement, and maintenance. Grants may only be made under this vote by the Minister of Advanced Education, Skills and Training; the Minister of Education; the Minister of Health; the Minister of Municipal Affairs and Housing; and the Minister of Tourism, Arts and Culture to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization. Costs may be recovered from other levels of government contributing to capital expenditures for which grants may be made under this vote.

OPERATING EXPENSES
Post-secondary Institutions (Minister of Advanced Education, Skills and Training)	307,666	417,849
Schools (Minister of Education)	454,385	523,657
Health Facilities (Minister of Health)	505,855	461,067
Housing (Minister of Municipal Affairs and Housing)	20,650	173,213
British Columbia Pavilion Corporation (Minister of Tourism, Arts and Culture)	14,822	15,238
	1,303,378	1,591,024

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 46 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Advanced Education, Skills and Training	Minister of Health
Minister of Agriculture	Minister of Indigenous Relations and Reconciliation
Minister of Attorney General	Minister of Jobs, Trade and Technology
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Mental Health and Addictions
Minister of Education	Minister of Municipal Affairs and Housing
Minister of Energy, Mines and Petroleum Resources	Minister of Public Safety and Solicitor General
Minister of Environment and Climate Change Strategy	Minister of Social Development and Poverty Reduction
Minister of Finance	Minister of Tourism, Arts and Culture
Minister of Forests, Lands, Natural Resource Operations and Rural Development	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and the Ministry of Attorney General. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education, Skills and Training	1	1
Ministry of Agriculture	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Citizens’ Services	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	2	2
Ministry of Environment and Climate Change Strategy	1	1
Ministry of Finance	66,000	66,000
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	1,375	2,122
Ministry of Health	895	895
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Trade and Technology	3	3
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	—	1
Ministry of Municipal Affairs and Housing	1	1
Ministry of Public Safety and Solicitor General	5,093	4,846
Ministry of Social Development and Poverty Reduction	480	480
Ministry of Tourism, Arts and Culture	—	1
Ministry of Transportation and Infrastructure	10	7
Recoveries	(74,266)	(74,765)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 47 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Advanced Education, Skills and Training	Minister of Health
Minister of Agriculture	Minister of Indigenous Relations and Reconciliation
Minister of Attorney General	Minister of Jobs, Trade and Technology
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Mental Health and Addictions
Minister of Education	Minister of Municipal Affairs and Housing
Minister of Energy, Mines and Petroleum Resources	Minister of Public Safety and Solicitor General
Minister of Environment and Climate Change Strategy	Minister of Social Development and Poverty Reduction
Minister of Finance	Minister of Tourism, Arts and Culture
Minister of Forests, Lands, Natural Resource Operations	Minister of Transportation and Infrastructure
and Rural Development

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education, Skills and Training	1	1
Ministry of Agriculture	1	1
Ministry of Attorney General	3,251	1,789
Ministry of Children and Family Development	50	50
Ministry of Citizens’ Services	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	2	2
Ministry of Environment and Climate Change Strategy	50	50
Ministry of Finance	160,400	177,300
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	5,602	5,602
Ministry of Health	4,506	4,506
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Trade and Technology	3	3
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	—	1
Ministry of Municipal Affairs and Housing	1	1
Ministry of Public Safety and Solicitor General	3,807	1,764
Ministry of Social Development and Poverty Reduction	8,029	8,029
Ministry of Tourism, Arts and Culture	—	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(185,716)	(199,113)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 48 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program expense includes amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Low Income Climate Action Tax Credits	195,000	195,000
BC Early Childhood Tax Benefit	145,000	145,000
Sales Tax Credits	55,000	55,000
Small Business Venture Capital Tax Credits	27,000	31,000
BC Family Bonus	200	200
Other Personal Income Tax Credits	52,800	62,800
Film and Television Tax Credits	90,000	90,000
Production Services Tax Credits	310,000	404,250
Scientific Research and Experimental Development Tax Credits	66,000	68,000
Interactive Digital Media Tax Credits	45,000	59,000
Other Corporate Income Tax Credits	53,000	55,750
	1,039,000	1,166,000

VOTE 49 — AUDITOR GENERAL FOR LOCAL GOVERNMENT

(Minister of Municipal Affairs and Housing)

This vote provides for the operations of the office of the Auditor General for Local Government. The Auditor General for Local Government, appointed under the Auditor General for Local Government Act, functions independently and is overseen by an Order in Council appointed Audit Council. The Auditor General for Local Government exists to undertake performance audits of the operations of local governments and develop recommendations and practices arising from the audits for use by local governments. The completion of performance audits, with accompanying recommendations, provides local government officials with objective assessments of the cost-effectiveness of their activities and operations, services provided by local government bodies, procedures to measure effectiveness, accountability relationships, and protection of public assets. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Auditor General for Local Government	2,595	2,594

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2016/17	2017/18

VOTE 50 — FOREST PRACTICES BOARD

(Minister of Forests, Lands, Natural Resource Operations and Rural Development)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for activities described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,814	3,817

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,561	3,860
Operating Costs	2,841	2,550
Government Transfers	2,342,378	2,757,024
Other Expenses	709,999	873,894
Internal Recoveries	(2)	(2)
External Recoveries	(259,988)	(273,889)
TOTAL OPERATING EXPENSES	2,798,789	3,363,437

SCHEDULES

A          — General Fund Operating Expenses and Capital Expenditures Reconciliation — 2016/17

B          — General Fund Special Accounts Summary

C          — Financing Transactions — Capital Expenditures

D          — Financing Transactions — Loans, Investments and Other Requirements

E           — Financing Transactions — Revenue Collected for, and Transferred to, Other Entities

F            — Summary of Ministerial Accountability for Operating Expenses

G          — Estimated Consolidated Revenue Fund Operating Result

H         — Major Service Delivery Agencies Estimated Revenues and Expenses

I              — Estimated Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 17/18

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2016/17

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Advanced Education, Skills and Training (formerly Advanced Education)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	1,985,501	504
Transfer from Ministry of Jobs, Trade and Technology
July 2017 Government Reorganization	103,154	—
Transfer to Ministry of Finance
July 2016 Government Reorganization	(449)	—
July 2017 Government Reorganization	(33,939)	—
Transfer to Ministry of Jobs, Trade and Technology
Enterprise Data Services funding	(3,990)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	2,050,277	504

Agriculture

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	81,472	1,168
Transfer to Ministry of Forests, Lands, Natural Resource Operations and Rural Development
Reassignment of staff and funding	(89)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	81,383	1,168

Attorney General (formerly Justice)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	490,996	5,930
Transfer from Ministries
Tribunal Transfer	8,005	—
Transfer from Ministry of Finance
July 2017 Government Reorganization	19,055	—
Transfer from Ministry of Small Business and Red Tape Reduction
July 2017 Government Reorganization	1	318
Transfer from Other Appropriations
Environmental Appeal Board and Forest Appeals Commission funding	2,083	—
Transfer to Ministry of Public Safety and Solicitor General
Reassignment of staff and funding	(421)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	519,719	6,248

Citizens’ Services (formerly Technology, Innovation and Citizens’ Services)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	491,997	204,659
Transfer from Ministry of Finance
July 2017 Government Reorganization	16,882	—
Transfer to Ministry of Jobs, Trade and Technology
July 2017 Government Reorganization	(10,428)	—
Transfer to Ministry of Tourism, Arts and Culture
July 2017 Government Reorganization	(6,260)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	492,191	204,659

ESTIMATES, 17/18

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2016/17

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Energy, Mines and Petroleum Resources (formerly Energy and Mines)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	28,211	755
Transfer from Ministry of Forests, Lands, Natural Resource Operations and Rural Development
Reassignment of staff and funding	76	—
Transfer from Ministry of Natural Gas Development
July 2017 Government Reorganization	23,906	1
Transfer to Ministry of Municipal Affairs and Housing
July 2017 Government Reorganization	(936)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	51,257	756

Finance

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	253,423	437
Transfer from Ministry of Advanced Education, Skills and Training
July 2016 Government Reorganization	449	—
July 2017 Government Reorganization	33,939	—
Transfer to Ministry of Attorney General
July 2017 Government Reorganization	(19,055)	—
Transfer to Ministry of Citizens’ Services
July 2017 Government Reorganization	(16,882)	—
Transfer to Ministry of Municipal Affairs and Housing
Community Gaming Grants Administration funding	(821)	—
Transfer to Ministry of Small Business and Red Tape Reduction
June 2016 Government Reorganization	—	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	251,053	437

Forests, Lands, Natural Resource Operations and Rural Development (formerly Forests, Lands and Natural
Resource Operations)
Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	670,991	72,653
Transfer from Ministry of Agriculture
Reassignment of staff and funding	89	—
Transfer from Ministry of Jobs, Trade and Technology
July 2017 Government Reorganization	2,281	—
Transfer to Ministry of Energy, Mines and Petroleum Resources
Reassignment of staff and funding	(76)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	673,285	72,653

Health

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	17,967,956	3,948
Transfer from Ministry of Social Development and Poverty Reduction
Health Authorities funding	37	—
Transfer to Ministry of Attorney General
Tribunal Transfer	(3,069)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	17,964,924	3,948

ESTIMATES, 17/18

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2016/17

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

International Trade (Disestablished)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	50,291	1
Transfer to Ministry of Jobs, Trade and Technology
July 2017 Government Reorganization	(48,026)	(1)
Transfer to Ministry of Tourism, Arts and Culture
July 2017 Government Reorganization	(2,265)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	—	—

Jobs, Trade and Technology (formerly Jobs, Tourism and Skills Training)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	196,734	4
Transfer from Ministry of Advanced Education, Skills and Training
Enterprise Data Services funding	3,990	—
Transfer from Ministry of Citizens’ Services
July 2017 Government Reorganization	10,428	—
Transfer from Ministry of International Trade
July 2017 Government Reorganization	48,026	1
Transfer from Ministry of Small Business and Red Tape Reduction
July 2017 Government Reorganization	3,861	1
Transfer to Ministry of Advanced Education, Skills and Training
July 2017 Government Reorganization	(103,154)	—
Transfer to Ministry of Attorney General
Tribunal Transfer	(4,626)	—
Transfer to Ministry of Forests, Lands, Natural Resource Operations and Rural Development
July 2017 Government Reorganization	(2,281)	—
Transfer to Ministry of Labour
July 2017 Government Reorganization	(11,176)	(3)
Transfer to Ministry of Tourism, Arts and Culture
July 2017 Government Reorganization	(55,101)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	86,701	3

Labour

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	—	—
Transfer from Ministry of Jobs, Trade and Technology
July 2017 Government Reorganization	11,176	3
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	11,176	3

Municipal Affairs and Housing (formerly Community, Sport and Cultural Development)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	258,579	1,074
Transfer from Ministry of Energy, Mines and Petroleum Resources
July 2017 Government Reorganization	936	—
Transfer from Ministry of Finance
Community Gaming Grants Administration funding	821	—
Transfer from Ministry of Natural Gas Development
July 2017 Government Reorganization	429,704	—
Transfer to Ministry of Tourism, Arts and Culture
July 2017 Government Reorganization	(63,541)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	626,499	1,074

ESTIMATES, 17/18

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2016/17

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Natural Gas Development (Disestablished)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	452,920	1
Transfer from Ministry of Social Development and Poverty Reduction
Community Assistance Program funding	1,000	—
Transfer to Ministry of Attorney General
Tribunal Transfer	(310)	—
Transfer to Ministry of Energy, Mines and Petroleum Resources
July 2017 Government Reorganization	(23,906)	(1)
Transfer to Ministry of Municipal Affairs and Housing
July 2017 Government Reorganization	(429,704)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	—	—

Public Safety and Solicitor General

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	681,337	16,342
Transfer from Ministry of Attorney General
Reassignment of staff and funding	421	—
Transfer from Ministry of Transportation and Infrastructure
July 2017 Government Reorganization	31,061	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	712,819	16,342

Small Business and Red Tape Reduction (Disestablished)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	3,862	319
Transfer from Ministry of Finance
June 2016 Government Reorganization	—	—
Transfer to Ministry of Attorney General
July 2017 Government Reorganization	(1)	(318)
Transfer to Ministry of Jobs, Trade and Technology
July 2017 Government Reorganization	(3,861)	(1)
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	—	—

Social Development and Poverty Reduction (formerly Social Development and Social Innovation)

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	2,739,239	4,034
Transfer to Ministry of Health
Health Authorities funding	(37)	—
Transfer to Ministry of Natural Gas Development
Community Assistance Program funding	(1,000)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	2,738,202	4,034

ESTIMATES, 17/18

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2016/17

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Tourism, Arts and Culture

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	—	—
Transfer from Ministry of Citizens’ Services
July 2017 Government Reorganization	6,260	—
Transfer from Ministry of International Trade
July 2017 Government Reorganization	2,265	—
Transfer from Ministry of Jobs, Trade and Technology
July 2017 Government Reorganization	55,101	—
Transfer from Ministry of Municipal Affairs and Housing
July 2017 Government Reorganization	63,541	—
Transfer from Ministry of Transportation and Infrastructure
July 2017 Government Reorganization	9,099	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	136,266	—

Transportation and Infrastructure

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	857,824	4,072
Transfer to Ministry of Public Safety and Solicitor General
July 2017 Government Reorganization	(31,061)	—
Transfer to Ministry of Tourism, Arts and Culture
July 2017 Government Reorganization	(9,099)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	817,664	4,072

Other Appropriations

Total Operating Expenses and Capital Expenditures — 2016/17 Estimates	2,800,872	93,373
Transfer to Ministry of Attorney General
Environmental Appeal Board and Forest Appeals Commission funding	(2,083)	—
Total Operating Expenses and Capital Expenditures — 2016/17 Restated	2,798,789	93,373

All Special Offices, Ministries and Other Appropriations
Total General Fund Operating Expenses and Capital Expenditures — 2016/17 Estimates	38,608,000	433,597
Total Transfers from Special Offices, Ministries and Other Appropriations	887,647	324
Total Transfers to Special Offices, Ministries and Other Appropriations	(887,647)	(324)
Total General Fund Operating Expenses and Capital Expenditures — 2016/17 Restated	38,608,000	433,597

ESTIMATES, 17/18

GENERAL FUND SPECIAL ACCOUNTS SUMMARY	Schedule B
(for the Fiscal Year Ending March 31, 2018)
($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2017	Revenue	Expense	Fund²	(Disbursements)	Expense	Adjustment³	March 31, 2018

Special Accounts¹
BC Arts and Culture Endowment special account	7,128	3,100	(2,500)	—	—	—	—	7,728
BC Timber Sales Account	431,734	312,066	(183,174)	(100,000)	(94,876)	(42,567)	108,931	432,114
British Columbia Training and Education Savings Program	460,956	2,700	(38,001)	46,300	—	—	—	471,955
Civil Forfeiture Account	4,969	—	(1,995)	—	—	—	—	2,974
Corrections Work Program Account	2,930	1,350	(1,281)	—	—	—	60	3,059
Criminal Asset Management Fund	2,458	—	—	—	—	—	—	2,458
Crown Land special account	50,000	137,843	(20)	(137,823)	—	—	—	50,000
First Citizens Fund	223	1,850	(1,850)	—	—	—	—	223
First Nations Clean Energy Business Fund special account	9,645	7,222	(7,222)	—	—	—	—	9,645
Forest Stand Management Fund	12,612	—	—	—	—	—	—	12,612
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	94,485	12,884	(12,884)	—	—	—	—	94,485
Housing Priority Initiatives special account	76,687	37,636	(37,636)	—	—	—	—	76,687
Innovative Clean Energy Fund special account	8,797	5,500	(2,299)	—	—	—	—	11,998
Insurance and Risk Management Account	520,337	21,790	(4,180)	—	—	—	391	538,338
Long Term Disability Fund special account	621,912	72,789	(57,585)	—	—	—	—	637,116
Northern Development Fund	348	575	(500)	—	—	—	—	423
Park Enhancement Fund special account	4,776	3,775	(3,675)	—	—	(400)	—	4,476
Physical Fitness and Amateur Sports Fund	368	1,700	(1,700)	—	—	—	—	368
Production Insurance Account	33,410	26,700	(22,000)	—	—	—	—	38,110
Provincial Home Acquisition Wind Up special account	15,469	5	(10)	—	—	—	—	15,464
Public Guardian and Trustee Operating Account	23,636	8,909	(8,909)	—	—	(363)	883	24,156
Sustainable Environment Fund	17,269	19,400	(18,935)	—	—	—	—	17,734
Teachers Act Special Account	4,304	6,420	(7,620)	—	—	—	—	3,104
University Endowment Lands Administration Account	33,254	10,442	(10,442)	—	—	—	—	33,254
Victim Surcharge Special Account	33,893	12,000	(13,504)	—	—	—	—	32,389
	2,471,600	853,906	(585,172)	(191,523)	(94,876)	(43,330)	110,265	2,520,870

Transfers from Voted Appropriations to Special Accounts[4]
Long Term Disability Fund special account	—	(35,474)	35,474	—	—	—	—	—
Production Insurance Account	—	(8,800)	8,800	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(8,909)	8,909	—	—	—	—	—
	—	(53,183)	53,183	—	—	—	—	—

Total Special Accounts (net of transfers)	2,471,600	800,723	(531,989)	(191,523)	(94,876)	(43,330)	110,265	2,520,870

1A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2Transfers from (to) the General Fund consist of changes in statutory spending authority.

3Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

4Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 13.

ESTIMATES, 17/18

FINANCING TRANSACTIONS	Schedule C
CAPITAL EXPENDITURES
(for the Fiscal Year ending March 31, 2018)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

					Net Cash
					Requirement
	Capital Spending	P3 Liabilities	Receipts	Disbursements	(Source)
SUMMARY
Voted Appropriation	471,214	—	—	471,214	471,214
Special Accounts ¹	43,330	—	—	43,330	43,330
Service Delivery Agencies	4,441,652	(91,085)	(923,758)	4,350,567	3,426,809
Total	4,956,196	(91,085)	(923,758)	4,865,111	3,941,353

Legislative Assembly	3,836	—	—	3,836	3,836
Officers of the Legislature	1,150	—	—	1,150	1,150
Office of the Premier	1	—	—	1	1
Ministry of Advanced Education, Skills and Training	2,397	—	—	2,397	2,397
Ministry of Agriculture	540	—	—	540	540
Ministry of Attorney General	5,248	—	—	5,248	5,248
Ministry of Children and Family Development	4,005	—	—	4,005	4,005
Ministry of Citizens’ Services	289,723	—	—	289,723	289,723
Ministry of Education	924	—	—	924	924
Ministry of Energy, Mines and Petroleum Resources	409	—	—	409	409
Ministry of Environment and Climate Change Strategy	22,485	—	—	22,485	22,485
Ministry of Finance	320	—	—	320	320
Ministry of Forests, Lands, Natural Resource Operations and	95,944	—	—	95,944	95,944
Rural Development
Ministry of Health	2,566	—	—	2,566	2,566
Ministry of Indigenous Relations and Reconciliation	5,341	—	—	5,341	5,341
Ministry of Jobs, Trade and Technology	1	—	—	1	1
Ministry of Labour	3	—	—	3	3
Ministry of Mental Health and Addictions	1	—	—	1	1
Ministry of Municipal Affairs and Housing	452	—	—	452	452
Ministry of Public Safety and Solicitor General	4,903	—	—	4,903	4,903
Ministry of Social Development and Poverty Reduction	4,228	—	—	4,228	4,228
Ministry of Tourism, Arts and Culture	1	—	—	1	1
Ministry of Transportation and Infrastructure	2,323	—	—	2,323	2,323
Project Reserves ²	67,743	—	—	67,743	67,743
General Fund Total ³	514,544	—	—	514,544	514,544

Health Facilities	1,218,415	(86,651)	(288,315)	1,131,764	843,449
Schools	634,862	—	(17,783)	634,862	617,079
Post-secondary Institutions	897,055	(4,434)	(292,229)	892,621	600,392
Transportation	1,320,634	—	(323,733)	1,320,634	996,901
Other	370,686	—	(1,698)	370,686	368,988
Service Delivery Agencies Total [4]	4,441,652	(91,085)	(923,758)	4,350,567	3,426,809
Total	4,956,196	(91,085)	(923,758)	4,865,111	3,941,353

1     The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2017/18 Estimates.

2     Administered by the Minister of Finance.

3     The allocation of the total voted disbursements among categories of capital expenditures is available in the Supplement to the Estimates.

4     The total net cash requirement (source) from service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 17/18

FINANCING TRANSACTIONS	Schedule D
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ¹
(for the Fiscal Year Ending March 31, 2018)
($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
			Requirement
	Receipts	Disbursements	(Source)
SUMMARY
Voted Appropriations	(213,091)	385,402	172,311
Special Accounts	0	94,876	94,876
Service Delivery Agencies	0	501,906	501,906
Total	(213,091)	982,184	769,093

Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	(2,900)	2,900	—
Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Citizens’ Services
Release of Assets for Economic Generation — Development and sale of surplus properties/buildings	(6,000)	4,500	(1,500)
Ministry of Environment and Climate Change Strategy
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	10,000	10,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(14,000)	3,000	(11,000)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(64,000)	132,000	68,000
Local Government Act — Repayments of outstanding loans and payments of new loans to Improvement Districts by the province to purchase capital assets	(1,660)	2,000	340
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(4,500)	20	(4,480)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(120,000)	224,000	104,000
Ministry of Forests, Lands, Natural Resource Operations and Rural Development
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	94,876	94,876
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Tourism Development — Development of land for sale in future years	—	600	600

General Fund Total	(213,091)	480,278	267,187
Service Delivery Agencies ²	—	501,906	501,906
Total	(213,091)	982,184	769,093

¹      Further information on these financing transactions is included in the relevant ministry section of the Estimates.

²   The total net cash requirement (source) for service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 17/18

FINANCING TRANSACTIONS	Schedule E
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES ¹
(for the Fiscal Year Ending March 31, 2018)
($000)

The estimated total voted disbursements among special offices, ministries, and other appropriations for revenue collected for, and transferred to, other entities are shown in the schedule below. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

			Net Cash
			Requirements
	Receipts	Disbursements	(Source)

Ministry of Advanced Education, Skills and Training

Post-Secondary Institutions	(128,031)	128,031	—

Ministry of Energy, Mines and Petroleum Resources

Oil and Gas Commission	(35,226)	35,226	—

Ministry of Finance

BC Transit	(12,000)	12,000	—

BC Transportation Financing Authority	(467,000)	467,000	—

Cowichan Tribes	(3,000)	3,000	—

Municipalities or Eligible Entities	(56,000)	56,000	—

Rural Areas	(352,000)	352,000	—

South Coast British Columbia Transportation Authority	(386,000)	386,000	—

Ministry of Forests, Lands, Natural Resource Operations and Rural Development

Habitat Conservation Trust	(6,500)	6,500	—

General Fund Total	(1,445,757)	1,445,757	—

1     Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 17/18

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES	Schedule F
(for the Fiscal Year Ending March 31, 2018)
($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2017/18 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2017/18 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2017/18 Estimates.

		Voted Appropriation	2017/18
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2017/18 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	11,011	11,011

Minister of Advanced Education, Skills and Training¹	Ministry of Advanced Education, Skills and Training	2,153,707
	Capital Funding	417,849	2,571,556

Minister of Agriculture	Ministry of Agriculture	71,959	71,959

Attorney General	Ministry of Attorney General	533,698	533,698

Minister of Children and Family Development	Ministry of Children and Family Development	1,595,922	1,595,922

Minister of Citizens’ Services	Ministry of Citizens’ Services	551,062	551,062

Minister of Education¹	Ministry of Education	6,054,376
	Capital Funding	523,657	6,578,033

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	95,006	95,006

Minister of Environment and Climate Change Strategy	Ministry of Environment and Climate Change Strategy	150,477	150,477

Minister of Finance	Ministry of Finance	257,928
	Management of Public Funds and Debt	1,249,666
	Contingencies (All Ministries) and New Programs	600,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	1,166,000	3,273,596

Minister of Forests, Lands, Natural Resource Operations and Rural Development	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	965,443
	Forest Practices Board	3,817	969,260

¹The Ministers of Advanced Education, Skills and Training; Education; Health; Municipal Affairs and Housing; and Tourism, Arts and Culture each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 45.

ESTIMATES, 17/18

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F
(for the Fiscal Year Ending March 31, 2018)
($000)

		Voted Appropriation	2017/18
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2017/18 Estimates	Expenses (net)	Amount

Minister of Health¹	Ministry of Health	18,749,654
	Capital Funding	461,067	19,210,721

Minister of Indigenous Relations and Reconciliation	Ministry of Indigenous Relations and Reconciliation	81,892	81,892

Minister of Jobs, Trade and Technology	Ministry of Jobs, Trade and Technology	120,323	120,323

Minister of Labour	Ministry of Labour	11,524	11,524

Minister of Mental Health and Addictions	Ministry of Mental Health and Addictions	4,941	4,941

Minister of Municipal Affairs and Housing¹	Ministry of Municipal Affairs and Housing	666,637
	Capital Funding	173,213
	Auditor General for Local Government	2,594	842,444

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	1,012,844	1,012,844

Minister of Social Development and Poverty Reduction	Ministry of Social Development and Poverty Reduction	3,105,460	3,105,460

Minister of Tourism, Arts and Culture¹	Ministry of Tourism, Arts and Culture	133,832
	Capital Funding	15,238	149,070

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	843,545	843,545

	Total Estimated Amount		41,784,344

	Not Applicable
	Legislative Assembly	82,191
	Officers of the Legislature	90,476
	Total Voted Appropriations	41,957,011

¹The Ministers of Advanced Education, Skills and Training; Education; Health; Municipal Affairs and Housing; and Tourism, Arts and Culture each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 45.

ESTIMATES, 17/18

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]	Schedule G

GENERAL FUND

($000)

Estimates [2]	Actual [2]		Estimates
2016/17	2016/17		2017/18

		Revenue Summary [3]
23,606,000	26,387,000	Taxation revenue	27,447,000
2,198,000	2,563,000	Natural resource revenue	2,261,000
3,552,000	3,710,000	Other revenue	3,484,000
6,634,000	6,705,000	Contributions from the Federal government	6,828,000
2,409,000	2,485,000	Contributions from the self-supported Crown corporations	2,275,000
38,399,000	41,850,000	Total General Fund Revenue	42,295,000

		Expense Summary [4]
69,565	64,469	Legislative Assembly	82,191
53,576	66,681	Officers of the Legislature	90,476
8,998	9,570	Office of the Premier	11,011
2,050,277	2,054,417	Ministry of Advanced Education, Skills and Training	2,153,707
81,383	87,251	Ministry of Agriculture	85,159
519,719	576,381	Ministry of Attorney General	533,698
1,451,160	1,446,947	Ministry of Children and Family Development	1,595,922
492,191	494,534	Ministry of Citizens’ Services	551,062
5,608,854	5,721,573	Ministry of Education	6,099,997
51,257	59,781	Ministry of Energy, Mines and Petroleum Resources	97,305
149,745	159,215	Ministry of Environment and Climate Change Strategy	173,087
251,053	1,055,031	Ministry of Finance[5]	3,826,865
673,285	888,869	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	1,148,637
17,964,924	17,945,717	Ministry of Health	18,896,904
85,772	224,033	Ministry of Indigenous Relations and Reconciliation	90,964
86,701	108,482	Ministry of Jobs, Trade and Technology	120,823
11,176	10,724	Ministry of Labour	11,524
—	—	Ministry of Mental Health and Addictions	4,941
626,499	1,019,934	Ministry of Municipal Affairs and Housing	689,963
712,819	861,924	Ministry of Public Safety and Solicitor General	1,029,624
2,738,202	2,738,100	Ministry of Social Development and Poverty Reduction	3,105,460
136,266	133,902	Ministry of Tourism, Arts and Culture	138,032
817,664	817,425	Ministry of Transportation and Infrastructure	843,545
1,168,125	1,123,187	Management of Public Funds and Debt	1,249,666
2,798,789	1,995,974	Other Appropriations	3,363,437
38,608,000	39,664,121	Total Appropriations	45,994,000
(16,000)	—	Elimination of transactions between appropriations[6]	(53,000)
38,592,000	39,664,121	Total General Fund Expense	45,941,000
(193,000)	2,185,879	General Fund Operating Result	(3,646,000)

1   Figures other than appropriations have been rounded to the nearest million.

2   The 2016/17 Estimates and Actual amounts have been restated to be consistent with the 2017/18 Estimates presentation. Schedule A presents a detailed reconciliation of expense restatements.

3   Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4   Expenses are reported after deducting cost recoveries received from other entities within, and external to, the General Fund.

5   The 2017/18 Estimates provides statutory authority to extinguish the fiscal agency loan agreement between government and the Transportation Investment Corporation in response to the decision to cancel tolls on Port Mann bridge.

6   Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

ESTIMATES, 17/18

ESTIMATED CONSOLIDATED REVENUE OPERATING FUND OPERATING RESULT	Schedule G

BC PROSPERITY FUND

($000)

Estimates [2]	Actual [2]		Estimates
2016/17	2016/17		2017/18

		Revenue Summary
3,000	3,282	Investment earnings	5,226
—	400,000	Transfers from the General Fund	—
3,000	403,282	Total BC Prosperity Fund Revenue	5,226

		Expense Summary
—	—	Eliminating taxpayer-supported debt	—
—	—	Reducing cost burdens on families	—
—	—	Investing in health care, education and transportation	—
—	—	Other priorities	—
—	—	Transfers to the General Fund	—
—	—	Total BC Prosperity Fund Expense	—
3,000	403,282	BC Prosperity Fund Operating Result	5,226

ESTIMATED CONSOLIDATED REVENUE OPERATING FUND OPERATING RESULT 1

CONSOLIDATED REVENUE FUND SUMMARY

($000)

Estimates [2]	Actual [2]		Estimates
2016/17	2016/17		2017/18

		Revenue Summary [3]
38,399,000	41,224,000	General Fund revenue	40,711,000
3,000	403,282	BC Prosperity Fund revenue	5,226
—	(400,000)	Elimination of inter-fund transfers	—
38,402,000	41,227,282	Total Consolidated Revenue Fund Revenue	40,716,226

		Expense Summary [4]
38,592,000	40,299,000	General Fund expense	41,006,000
—	—	BC Prosperity Fund expense	—
—	(400,000)	Elimination of inter-fund transfers	—
38,592,000	39,899,000	Total Consolidated Revenue Fund Expense	41,006,000
(190,000)	1,328,282	Consolidated Revenue Fund Operating Result	(289,774)

1   Figures other than appropriations have been rounded to the nearest million.

2   The 2016/17 Estimates and Actual amounts have been restated to be consistent with the 2017/18 Estimates presentation. Schedule A presents a detailed reconciliation of expense restatements.

3   Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4   Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

ESTIMATES, 17/18

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H

($000)

Estimates	Actual		Estimates
2016/17	2016/17		2017/18

		School Districts
5,901,200	6,130,700	Revenue	6,472,400
(5,860,900)	(6,054,700)	Expense	(6,415,100)
40,300	76,000		57,300
		Universities
4,496,800	4,578,000	Revenue	4,808,400
(4,426,400)	(4,370,000)	Expense	(4,667,900)
70,400	208,000		140,500
		Colleges and Institutes
1,164,700	1,241,000	Revenue	1,267,200
(1,159,800)	(1,213,000)	Expense	(1,258,300)
4,900	28,000		8,900
		Health Authorities and Hospital Societies
13,798,000	14,252,000	Revenue	14,686,500
(13,797,900)	(14,240,000)	Expense	(14,686,500)
100	12,000		—
		Community Living British Columbia
896,800	891,600	Revenue	965,300
(896,800)	(891,600)	Expense	(965,300)
—	—		—
		British Columbia Housing Management Commission
678,500	1,343,000	Revenue	935,000
(678,500)	(1,144,000)	Expense	(935,000)
—	199,000		—
		British Columbia Pavilion Corporation
114,200	119,900	Revenue	116,600
(125,200)	(122,900)	Expense	(131,200)
(11,000)	(3,000)		(14,600)
		British Columbia Transit
314,100	293,000	Revenue	325,200
(314,100)	(293,000)	Expense	(319,400)
—	—		5,800
		BC Transportation Financing Authority
656,100	681,000	Revenue	692,300
(1,187,300)	(1,132,000)	Expense	(1,356,800)
(531,200)	(451,000)		(664,500)
		Provincial Rental Housing Corporation
334,700	359,000	Revenue	100,900
(50,700)	(64,000)	Expense	(66,300)
284,000	295,000		34,600

1 Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 17/18

ESTIMATED TAXPAYER-SUPPORTED STAFF UTILIZATION [1]	Schedule I

(for the Fiscal Year Ending March 31, 2018)

(FTEs)

Estimates	Actual		Estimates
2016/17	2016/17		2017/18

27,400	27,940	Ministries and special offices (General Fund)	28,600
4,823	4,850	Service delivery agencies	4,918
32,223	32,790	Total taxpayer-supported staff utilization	33,518

1   Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 17/18

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                  Base Salaries — includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•                  Supplementary Salary Costs — includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.

•                  Employee Benefits — includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer, such as relocation and transfer expenses, are also included.

•                  Legislative Salaries and Indemnities — includes the cost of the annual MLA indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the officers of the Legislature are also included.

Operating Costs

•                  Boards, Commissions and Courts — Fees and Expenses — includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                  Public Servant Travel — includes travel expenses of direct government employees and officials on government business, including prescribed allowances.

•                  Centralized Management Support Services — includes central agency charges to ministries for services such as legal services.

•                  Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                  Information Systems — Operating — includes all contract fees and costs related to data, voice, image, and text processing operations and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•                  Office and Business Expenses — includes supplies and services required for the operation of offices.

•                  Informational Advertising and Publications — includes costs associated with non-statutory advertising and general publications.

•                  Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•                  Utilities, Materials and Supplies — includes the cost of services such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•                  Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•                  Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                  Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                  Building Occupancy Charges — includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 17/18

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•                  Transfers — Grants — includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•                  Transfers — Entitlements — includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulations.

•                  Transfers — Shared Cost Arrangements — includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•                  Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•                  Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•                  Other Expenses — includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                  Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•                  Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                  Recoveries Within the Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue-related accounts.

•                  Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry, and other appropriation at the standard object of capital expenditure level. The categorization of assets is described below.

•                  Land — includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•                  Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                  Buildings — includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•                  Specialized Equipment — includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                  Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                  Vehicles — includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•                  Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•                  Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                  Roads — includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.

Ministry of Finance

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